                     CHL MORTGAGE PASS-THROUGH TRUST 2007-3
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                          $1,141,241,764 (APPROXIMATE)

                                   CWMBS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED FEBRUARY 26, 2006

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-3

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 26, 2007

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                    INITIAL CLASS                                             INITIAL CLASS
             CERTIFICATE BALANCE/INITIAL   PASS-THROUGH                CERTIFICATE BALANCE/INITIAL   PASS-THROUGH
                 NOTIONAL AMOUNT (1)         RATE (2)                      NOTIONAL AMOUNT (1)         RATE (2)
             ---------------------------   ------------                ---------------------------   ------------
Class A-1         $344,698,666                 6.00%      Class A-26        $  6,000,000(4)               6.00%
Class A-2         $  1,000,000                 6.00%      Class A-27        $ 26,000,000(4)               5.75%
Class A-3         $ 32,000,000(4)              6.00%      Class A-28        $  1,083,333(3)(4)            6.00%
Class A-4         $200,000,000(4)              6.00%      Class A-29        $ 26,000,000(4)               6.00%
Class A-5         $  8,333,333(4)                  (5)    Class A-30        $ 82,308,000(4)               5.75%
Class A-6         $ 50,000,000(3)(4)        Floating      Class A-31        $  3,429,500(3)(4)            6.00%
Class A-7         $  8,333,333(4)           Floating      Class A-32        $ 82,308,000(4)               6.00%
Class A-8         $ 36,960,000(4)              5.50%      Class A-33        $ 36,291,000(4)               6.00%
Class A-9         $  3,080,000(3)(4)           6.00%      Class A-34        $118,599,000(4)               6.00%
Class A-10        $ 36,960,000(4)              6.00%      Class A-37        $ 79,579,000(4)               6.00%
Class A-11        $  4,000,000                 6.00%      Class A-38        $ 40,000,000(4)               5.75%
Class A-12        $ 62,020,000(4)              6.00%      Class A-39        $  1,666,666(4)(3)            6.00%
Class A-13        $ 50,000,000              Floating      Class A-40        $ 68,210,571(4)           Floating
Class A-14        $ 45,257,142              Floating      Class A-41        $ 11,368,428(4)           Floating
Class A-15        $  7,542,857              Floating      Class A-42        $ 68,210,571(3)(4)        Floating
Class A-16        $ 40,000,000(4)              6.00%      Class A-43        $ 11,368,428(4)                   (5)
Class A-17        $ 46,240,000(4)              6.00%      Class A-44        $123,200,000(4)               6.00%
Class A-18        $ 30,000,000(4)              6.00%      Class X           $881,587,528(3)           Variable
Class A-19        $150,000,000(4)              5.75%      Class PO          $  6,616,167                      (5)
Class A-20        $  6,250,000(3)(4)           6.00%      Class A-R         $        200                  6.00%
Class A-21        $150,000,000(4)              6.00%      Class M           $ 28,674,500                  6.00%
Class A-22        $ 13,251,000                 6.00%      Class B-1         $  6,881,900                  6.00%
Class A-23        $ 25,000,000                 6.00%(6)   Class B-2         $  4,588,000                  6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, are listed in the tables under "Summary -- Description of the Certificates" beginning on page 5 of this free writing prospectus.

(3) The Class A-6, Class A-9, Class A-20, Class A-28, Class A-31, Class A-39, Class A-42 and Class X Certificates are interest only notional amount certificates. Their initial notional amounts are set forth in the table but are not included in the aggregate class certificate balance of all the certificates offered.

(4) The Class A-3, Class A-4, Class A-7, Class A-10, Class A-16, Class A-21, Class A-29, Class A-32, Class A-34, Class A-37, Class A-41 and Class A-44 Certificates are exchangeable for the Class A-5, Class A-6, Class A-8, Class A-9, Class A-12, Class A-17, Class A-18, Class A-19, Class A-20, Class A-26, Class A-27, Class A-28, Class A-30, Class A-31, Class A-33, Class A-38, Class A-39, Class A-40, Class A-42 and Class A-43 Certificates as described in this free writing prospectus. The maximum initial class certificate balances and notional amounts of the exchangeable certificates are set forth in the table but are not included in the aggregate class certificate balance of the certificates offered.

(5) The Class A-5, Class A-43 and Class PO Certificates are principal only certificates and will not accrue interest.

(6) The Class A-23 Certificates will have the benefit of a interest rate corridor contract. The Class A-23 Certificates will be entitled to receive the yield supplement amount from payments, if any, under the corridor contract on or prior to the corridor contract termination date as described in this free writing prospectus.

                                     SUMMARY

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2007-3, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan conveyed to the issuing entity on the closing date, the later of February 1, 2007 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about February 27, 2007.

THE MORTGAGE LOANS

The mortgage loans will consist primarily of 30 year conventional, fixed-rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                  $1,146,983,296
Geographic Concentrations in excess of 10%:
   California                                                  41.20%
Weighted Average Original LTV Ratio                            73.01%
Weighted Average Mortgage Rate                                 6.344%
Range of Mortgage Rates                              5.500% to 8.000%
Average Current Principal Balance                           $625,059
Range of Current Principal Balances           $417,650 to $3,500,000
Weighted Average Remaining Term to Maturity               359 months
Weighted Average FICO Credit Score                               744

Additional information regarding the mortgage loans is set forth in Annex A attached to this free writing prospectus.

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                             INITIAL
                        CLASS CERTIFICATE
                         BALANCE/INITIAL                                            INITIAL RATING   INITIAL RATING   INITIAL RATING
        CLASS          NOTIONAL AMOUNT (1)                   TYPE                     (FITCH) (2)     (MOODY'S)(2)       (S&P)(2)
        -----          -------------------   ------------------------------------   --------------   --------------   --------------
OFFERED CERTIFICATES
Class A-1                  $344,698,666         Senior/Fixed Pass-Through Rate            AAA              N/R             AAA

Class A-2                  $  1,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                       Rate/NAS/Support

Class A-3                  $ 32,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                         Rate/Planned
                                                    Balance/Exchangeable(3)

Class A-4                  $200,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                     Rate/Exchangeable(3)

Class A-5                  $  8,333,333                Senior/Principal                   AAA              N/R             AAA
                                                      Only/Depositable(3)

Class A-6                  $ 50,000,000             Senior/Inverse Floating               AAA              N/R             AAA
                                                  Pass-Through Rate/Notional
                                              Amount/Interest Only/Depositable(3)

Class A-7                  $  8,333,333             Senior/Inverse Floating               AAA              N/R             AAA
                                               Pass-Through Rate/Exchangeable(3)

Class A-8                  $ 36,960,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                      Rate/Depositable(3)

Class A-9                  $  3,080,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                 Rate/Notional Amount/Interest
                                                      Only/Depositable(3)

Class A-10                 $ 36,960,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                     Rate/Exchangeable(3)

Class A-11                 $  4,000,000         Senior/Fixed Pass-Through Rate            AAA              N/R             AAA

Class A-12                 $ 62,020,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                    Rate/NAS/Depositable(3)

Class A-13                 $ 50,000,000        Senior/Floating Pass-Through Rate          AAA              N/R             AAA

Class A-14                 $ 45,257,142        Senior/Floating Pass-Through Rate          AAA              N/R             AAA

Class A-15                 $  7,542,857             Senior/Inverse Floating               AAA              N/R             AAA
                                                       Pass-Through Rate

Class A-16                 $ 40,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                     Rate/Exchangeable(3)

Class A-17                 $ 46,240,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                      Rate/Depositable(3)

Class A-18                 $ 30,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                      Rate/Depositable(3)

                             INITIAL
                        CLASS CERTIFICATE
                         BALANCE/INITIAL                                            INITIAL RATING   INITIAL RATING   INITIAL RATING
        CLASS          NOTIONAL AMOUNT (1)                   TYPE                     (FITCH) (2)     (MOODY'S)(2)       (S&P)(2)
        -----          -------------------   ------------------------------------   --------------   --------------   --------------
Class A-19                 $150,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                      Rate/Depositable(3)

Class A-20                 $  6,250,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                  Rate/Interest Only/Notional
                                                     Amount/Depositable(3)

Class A-21                 $150,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                     Rate/Exchangeable(3)

Class A-22                 $ 13,251,000       Senior/Fixed Pass-Through Rate/NAS          AAA              N/R             AAA

Class A-23                 $ 25,000,000          Senior/Variable Pass-Through             AAA              Aaa             AAA
                                               Rate/Targeted Balance/Companion/
                                                      Accretion Directed/
                                                         Super Senior

Class A-26                 $  6,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                     Rate/Planned Balance/
                                                        Depositable(3)

Class A-27                 $ 26,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                     Rate/Planned Balance/
                                                        Depositable(3)

Class A-28                 $  1,083,333            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                  Rate/Interest Only/Notional
                                                     Amount/Depositable(3)

Class A-29                 $ 26,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                     Rate/Exchangeable(3)

Class A-30                 $ 82,308,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                              Rate/Planned Balance/Depositable(3)

Class A-31                 $  3,429,500            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                  Rate/Interest Only/Notional
                                                     Amount/Depositable(3)

Class A-32                 $ 82,308,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                         Rate/Planned
                                                    Balance/Exchangeable(3)

Class A-33                 $ 36,291,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                              Rate/Planned Balance/Depositable(3)

Class A-34                 $118,599,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                         Rate/Planned
                                                    Balance/Exchangeable(3)

Class A-37                 $ 79,579,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                               Rate/Targeted Balance/Companion/
                                              Accretion Directed/Exchangeable(3)

Class A-38                 $ 40,000,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                      Rate/Depositable(3)

                             INITIAL
                        CLASS CERTIFICATE
                         BALANCE/INITIAL                                            INITIAL RATING   INITIAL RATING   INITIAL RATING
        CLASS          NOTIONAL AMOUNT (1)                   TYPE                     (FITCH) (2)     (MOODY'S)(2)       (S&P)(2)
        -----          -------------------   ------------------------------------   --------------   --------------   --------------
Class A-39                 $  1,666,666            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                  Rate/Interest Only/Notional
                                                     Amount/Depositable(3)

Class A-40                 $ 68,210,571          Senior/Floating Pass-Through             AAA              N/R             AAA
                                               Rate/Targeted Balance/Companion/
                                              Accretion Directed/ Depositable(3)

Class A-41                 $ 11,368,428             Senior/Inverse Floating               AAA              N/R             AAA
                                                  Pass-Through Rate/ Targeted
                                                 Balance/ Companion/Accretion
                                                   Directed/Exchangeable(3)

Class A-42                 $ 68,210,571             Senior/Inverse Floating               AAA              N/R             AAA
                                                  Pass-Through Rate/Notional
                                                     Amount/Interest Only/
                                                        Depositable(3)

Class A-43                 $ 11,368,428         Senior/Principal Only/Targeted            AAA              N/R             AAA
                                                 Balance/Companion/ Accretion
                                                           Directed/
                                                        Depositable(3)

Class A-44                 $123,200,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                     Rate/Exchangeable(3)

Class X                    $881,587,528          Senior/ Variable Pass-Through            AAA              N/R             AAA
                                              Rate/Notional Amount/Interest Only

Class PO                   $  6,616,167              Senior/Principal Only                AAA              N/R             AAA

Class A-R                  $        200           Senior/ Fixed Pass-Through              AAA              N/R             AAA
                                                         Rate/Residual

Class M                    $ 28,674,500         Subordinate/Fixed Pass- Through            AA              N/R             N/A
                                                             Rate

Class B-1                  $  6,881,900         Subordinate/Fixed Pass- Through            A               N/R             N/A
                                                             Rate

Class B-2                  $  4,588,000         Subordinate/Fixed Pass- Through           BBB              N/R             N/A
                                                             Rate

NON-OFFERED
   CERTIFICATES (4)
Class A-24                 $      3,596            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                    Rate/Accrual/Accretion
                                                      Directed/Companion

Class A-25                 $      1,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                    Rate/Accrual/Companion

Class A-35                 $      1,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                    Rate/Accrual/Companion

                             INITIAL
                        CLASS CERTIFICATE
                         BALANCE/INITIAL                                            INITIAL RATING   INITIAL RATING   INITIAL RATING
        CLASS          NOTIONAL AMOUNT (1)                   TYPE                     (FITCH) (2)     (MOODY'S)(2)       (S&P)(2)
        -----          -------------------   ------------------------------------   --------------   --------------   --------------
Class A-36                 $      1,000            Senior/Fixed Pass-Through              AAA              N/R             AAA
                                                    Rate/Accrual/Accretion
                                                      Directed/Companion

Class B-3                  $  2,293,900        Subordinate/ Fixed Pass- Through
                                                             Rate

Class B-4                  $  1,147,000        Subordinate/ Fixed Pass- Through
                                                             Rate

Class B-5                  $  2,294,031        Subordinate/ Fixed Pass- Through
                                                             Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings. ("Fitch"), Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/A" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Certain proportions of the Class A-5, Class A-6, Class A-8, Class A-9, Class A-12, Class A-17, Class-A-18, Class A-19, Class A-20, Class A-26, Class A-27, Class A-28, Class A-30, Class A-31, Class A-33, Class A-38, Class A-39, Class A-40, Class A-42, Class A-43 Certificates may be deposited in exchange for certain proportions of the Class A-3, Class A-4, Class A-7, Class A-10, Class A-16, Class A-21, Class A-29, Class A-32, Class A-34, Class A-37, Class A-41 and Class A-44 Certificates as described in this free writing prospectus under "Description of the Certificates--Exchangeable Certificates." The maximum initial class certificate balance of each of the Class A-3, Class A-4, Class A-7, Class A-10, Class A-16, Class A-21, Class A-29, Class A-32, Class A-34, Class A-37, Class A-41 and Class A-44 Certificates is set forth in the table.

(4) The Class A-24, Class A-25, Class A-35, Class A-36, Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class A-24, Class A-25, Class A-35, Class A-36, Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                INTEREST
                                                                 ACCRUAL
    CLASS        PASS-THROUGH RATE    INTEREST ACCRUAL PERIOD  CONVENTION
    -----        -----------------    -----------------------  ----------
OFFERED
CERTIFICATES
Class A-1              6.00%             calendar month (1)    30/360 (2)
Class A-2              6.00%             calendar month (1)    30/360 (2)
Class A-3              6.00%             calendar month (1)    30/360 (2)
Class A-4              6.00%             calendar month (1)    30/360 (2)
Class A-5               (3)                     N/A                N/A
Class A-6         6.70% - LIBOR(4)              (5)            30/360 (2)
Class A-7     40.20% - (6 x LIBOR)(4)           (5)            30/360 (2)
Class A-8              5.50%             calendar month (1)    30/360 (2)
Class A-9              6.00%             calendar month (1)    30/360 (2)
Class A-10             6.00%             calendar month (1)    30/360 (2)
Class A-11             6.00%             calendar month (1)    30/360 (2)
Class A-12             6.00%             calendar month (1)    30/360 (2)
Class A-13       LIBOR + 0.30%(4)               (5)            30/360 (2)
Class A-14       LIBOR + 0.40%(4)               (5)            30/360 (2)
Class A-15    39.60% - (6 x LIBOR)(4)           (5)            30/360 (2)
Class A-16             6.00%             calendar month (1)    30/360 (2)
Class A-17             6.00%             calendar month (1)    30/360 (2)
Class A-18             6.00%             calendar month (1)    30/360 (2)
Class A-19             5.75%             calendar month (1)    30/360 (2)
Class A-20             6.00%             calendar month (1)    30/360 (2)
Class A-21             6.00%             calendar month (1)    30/360 (2)
Class A-22             6.00%             calendar month (1)    30/360 (2)
Class A-23             6.00%                    (5)            30/360 (2)
Class A-26             6.00%             calendar month (1)    30/360 (2)
Class A-27             5.75%             calendar month (1)    30/360 (2)
Class A-28             6.00%             calendar month (1)    30/360 (2)
Class A-29             6.00%             calendar month (1)    30/360 (2)
Class A-30             5.75%             calendar month (1)    30/360 (2)
Class A-31             6.00%             calendar month (1)    30/360 (2)
Class A-32             6.00%             calendar month (1)    30/360 (2)
Class A-33             6.00%             calendar month (1)    30/360 (2)
Class A-34             6.00%             calendar month (1)    30/360 (2)
Class A-37             6.00%             calendar month (1)    30/360 (2)
Class A-38             5.75%             calendar month (1)    30/360 (2)
Class A-39             6.00%             calendar month (1)    30/360 (2)
Class A-40       LIBOR + 0.40%(4)               (5)            30/360 (2)
Class A-41    39.60% - (6 x LIBOR)(4)           (5)            30/360 (2)
Class A-42       6.60% - LIBOR(4)               (5)            30/360 (2)
Class A-43              (3)                     N/A                N/A
Class A-44             6.00%             calendar month (1)    30/360 (2)
Class PO                (3)                     N/A                N/A
Class X                 (6)              calendar month (1)    30/360 (2)
Class A-R              6.00%             calendar month (1)    30/360 (2)
Class M                6.00%             calendar month (1)    30/360 (2)
Class B-1              6.00%             calendar month (1)    30/360 (2)
Class B-2              6.00%             calendar month (1)    30/360 (2)

NON-OFFERED
CERTIFICATES
Class A-24             6.00%             calendar month (1)    30/360 (2)
Class A-25             6.00%             calendar month (1)    30/360 (2)
Class A-35             6.00%             calendar month (1)    30/360 (2)
Class A-36             6.00%             calendar month (1)    30/360 (2)
Class B-3              6.00%             calendar month (1)    30/360 (2)
Class B-4              6.00%             calendar month (1)    30/360 (2)
Class B-5              6.00%             calendar month (1)    30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The Class A-5, Class A-43 and Class PO Certificates are principal only certificates and will not accrue any interest.

(4) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(5) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(6) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

         DESIGNATION                   CLASSES OF CERTIFICATES
         -----------                   -----------------------
     Senior Certificates             Class A-1, Class A-2, Class
                                A-5, Class A-6, Class A-8, Class A-9,
                                 Class A-11, Class A-12, Class A-13,
                                 Class A-14, Class A-15, Class A-17,
                                 Class A-18, Class A-19, Class A-20,
                                 Class A-22, Class A-23, Class A-24,
                                 Class A-25, Class A-26, Class A-27,
                                 Class A-28, Class A-30, Class A-31,
                                 Class A-33, Class A-35, Class A-36,
                                 Class A-38, Class A-39, Class A-40,
                                  Class A-42, Class A-43, Class A-R,
                                  Class PO and Class X Certificates

  Subordinated Certificates        Class M and Class B Certificates

Notional Amount Certificates         Class A-6, Class A-9, Class
                                 A-20, Class A-28, Class A-31, Class
                                     A-39, Class A-42 and Class X
                                             Certificates

         DESIGNATION                   CLASSES OF CERTIFICATES
         -----------                   -----------------------
     LIBOR Certificates              Class A-6, Class A-7, Class
                                 A-13, Class A-14, Class A-15, Class
                                A-23, Class A-40, Class A-41 and Class
                                          A-42 Certificates

    Class A Certificates             Class A-1, Class A-2, Class
                                A-3, Class A-4, Class A-5, Class A-6,
                                           Class A-7, Class
                               A-8, Class A-9, Class A-10, Class A-11,
                                 Class A-12, Class A-13, Class A-14,
                                 Class A-15, Class A-16, Class A-17,
                                 Class A-18, Class A-19, Class A-20,
                                 Class A-21, Class A-22, Class A-23,
                                 Class A-24, Class A-25, Class A-26,
                                 Class A-27, Class A-28, Class A-29,
                                 Class A-30, Class A-31, Class A-32,
                                 Class A-33, Class A-34, Class A-35,
                                 Class A-36, Class A-37, Class A-38,
                                 Class A-39, Class A-40, Class A-41,
                                Class A-42, Class A-43, Class A-44 and
                                        Class A-R Certificates

    Class B Certificates                Class B-1, Class B-2,
                                       Class B-3, Class B-4 and
                                        Class B-5 Certificates

         DESIGNATION                   CLASSES OF CERTIFICATES
         -----------                   -----------------------
  Depositable Certificates      Class A-5, Class A-6, Class A-8, Class
                                     A-9, Class A-12, Class A-17,
                                 Class-A-18, Class A-19, Class A-20,
                                 Class A-26, Class A-27, Class A-28,
                                 Class A-30, Class A-31, Class A-33,
                                 Class A-38, Class A-39, Class A-40,
                                Class A-42 and Class A-43 Certificates

        Exchangeable            Class A-3, Class A-4, Class A-7, Class
                                             A-10, Class
                                       A-16, Class A-21, Class
                                       A-29, Class A-32, Class
                                       A-34, Class A-37, Class
                                   A-41 and Class A-44 Certificates

    Offered Certificates         Class A Certificates (other than the
                                Class A-24, Class A-25, Class A-35 and
                                  Class A-36 Certificates), Class M,
                                                Class
                                    B-1 and Class B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-R and Class A-11 Certificates):

$25,000 and multiples of $1 in excess thereof.

Class A-11 Certificates:

$1,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $199.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in April 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates are shown in the table beginning on page 9.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class A-24, Class A-25, Class A-35 and Class A-36 Certificates are accrual certificates. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate of 6.00%. However, these amounts will not be distributed as interest to the accrual certificates until the accrual termination date, which is the earlier of:

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- in the case of the Class A-24 Certificates, the distribution date on which the class certificate balance of the Class A-23 Certificates is reduced to zero, or

- in the case of the Class A-25 Certificates, the distribution date on which the aggregate class certificate balance of the Class A-23 and Class A-24 Certificates is reduced to zero, or

- in the case of the Class A-35 Certificates, the distribution date on which the aggregate class certificate balance of the Class A-36, Class A-40 and Class A-43 Certificates is reduced to zero, or

- in the case of the Class A-36 Certificates, the distribution date on which the aggregate class certificate balance of the Class A-40 and Class A-43 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the class certificate balance of the applicable class of accrual certificates on the related distribution date.

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

The Class A-5, Class A-43, Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive or accrete distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related classes of depositable certificates that have been deposited.

CORRIDOR CONTRACT

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of an interest rate corridor contract for the benefit of the Class A-23 Certificates.

On or prior to the corridor contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amount to the Class A-23 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 5.40%, with a ceiling of 8.90%.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

EXCHANGING CERTIFICATES THROUGH COMBINATION AND RECOMBINATION

Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex B. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex B lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.175% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

Accrual Amounts:

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-24 Certificates added to its class certificate balance will be distributed as principal, sequentially, to the Class A-23 and Class A-24 Certificates, in that order, until their respective class certificate balances are reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-25 Certificates added to its class certificate balance will be distributed as principal, sequentially, to the Class A-23, Class A-24 and Class A-25 Certificates, in that order, until their respective class certificate balances are reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-35 Certificates added to its class certificate balance will be distributed as principal first, concurrently, to the Class A-40 and Class A-43 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and then, sequentially, to the Class A-36 and Class A-35 Certificates, in that order, until their respective class certificate balances are reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class A-36 Certificates added to its class certificate balance will be distributed as principal first, concurrently, to the Class A-40 and Class A-43 Certificates, pro rata, until their respective class certificate balances are reduced to zero; then to the Class A-36 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, after distributions of the accrual amounts, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order:

1. to the Class A-R Certificates, until its class certificate balance is reduced to zero;

2. concurrently,

     a. 31.4940678865% to the Class A-1 Certificates, until its class certificate balance is reduced to zero;

     b. 5.3297390956%, concurrently, to the Class A-5 and Class A-13 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     c. 56.6657860673% in the following order:

          (i) to the Class A-12 Certificates, the Class A-12 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates - Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

          (ii) concurrently,

               (x)  32.2476620445% in the following order:

                    (I) in an amount up to $120 on each distribution date,
               concurrently, to the Class A-14 and Class A-15 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                    (II) in an amount up to $1,000,000 on each distribution
               date, in the following order:

                         (A) in an amount up to $120 on each distribution date,
                    in the following order:

                              (1) in an amount up to $20 on each distribution date, to the Class A-17 Certificates, until its class certificate balance is reduced to zero;

                              (2) to the Class A-38 Certificates, until its class certificate balance is reduced to zero; and

                              (3) to the Class A-17 Certificates, until its class certificate balance is reduced to zero; and

                         (B) in an amount up to $450,000 on each distribution
                    date, to the Class A-8 Certificates, until its class certificate balance is reduced to zero;

                         (C) in an amount up to $525,000 on each distribution
                    date (including any amounts paid pursuant to rule 2.c.(ii)(x)(II)(A)(2) above on such distribution date, to the Class A-38 Certificates, until its class certificate balance is reduced to zero; and

                         (D) sequentially, to the Class A-17, Class A-38 and
                    Class A-8 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                    (III) concurrently, to the Class A-14 and Class A-15
               Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (IV) sequentially, to the Class A-17, Class A-38, Class A-8 and Class A-11 Certificates, in that order, until their respective class certificate balances are reduced to zero;

               (y) 32.2476620445%, sequentially, to the Class A-19 and Class A-18 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (z)  35.5046759110% in the following order:

                    (I) sequentially, to the Class A-30 and Class A-33
               Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

                    (II) concurrently, to the Class A-40 and Class A-43
               Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

                    (III) to the Class A-36 Certificate, until its class
               certificate balance is reduced to zero;

                    (IV) concurrently, to the Class A-40 and Class A-43
               Certificates, pro rata, without regard to their aggregate targeted balance for that distribution date, until their respective class certificate balances are reduced to zero;

                    (V) to the Class A-35 Certificates, until its class
               certificate balance is reduced to zero; and

                    (VI) sequentially, to the Class A-30 and Class A-33
               Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

          (iii) to the Class A-12 Certificates, without regard to the Class A-12 priority amount, until its class certificate balance is reduced to zero; and

     d. 6.5104069506% in the following order:

          (i) concurrently, to the Class A-2 and Class A-22 Certificates, the Class A-2 and Class A-22 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates
     - Principal" in this free writing prospectus), pro rata, until their respective class certificate balances are reduced to zero;

          (ii) sequentially, to the Class A-27 and Class A-26 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

          (iii) to the Class A-23 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), until its class certificate balance is reduced to zero;

          (iv) to the Class A-24 Certificate, until its class certificate balance is reduced to zero;

          (v) to the Class A-23 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;

          (vi) to the Class A-25 Certificate, until its class certificate balance is reduced to zero;

          (vii) sequentially, to the Class A-27 and Class A-26 Certificates, in that order, without regard to their aggregate planned balance for that distribution date, until their respective class certificate balances are reduced to zero; and

          (viii) concurrently, to the Class A-2 and Class A-22 Certificates, without regard to the Class A-2 and Class A-22 priority amount, pro rata, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution or accretion of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), each restricted class will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero, and

     - second, concurrently, to the classes of Class A Certificates (other than the notional amount certificates), pro rata, based upon their respective class certificate balances, or in the case of the Class A-24, Class A-25, Class A-35 and Class A-36 Certificates, on the basis of the lesser of their respective class certificate balances immediately prior to that distribution date and their respective initial class certificate balances, except that the non PO percentage of any realized losses that would otherwise be allocated to the Class A-23 Certificates will instead be allocated to the Class A-2 Certificates, until their respective class certificate balances are reduced to zero.

On each distribution date, the class certificate balance of each class of exchangeable certificates will be reduced by a proportionate share of the amount of the realized losses allocated on that distribution date to the related classes of depositable certificates that have been deposited.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of Class B Certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for at least the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut off date.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the corridor contract and the assets in the corridor contract reserve fund) will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinate certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class A-23 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class A-23 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or a statutory exemption.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2007-3, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-37, Class A-38, Class A-39, Class A-40, Class A-41, Class A-42, Class A-43, Class A-44, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                              CLASSES OF CERTIFICATES
         -----------                              -----------------------
     Senior Certificates       Class A-1, Class A-2, Class A-5, Class A-6, Class A-8, Class
                                A-9, Class A-11, Class A-12, Class A-13, Class A-14, Class
                                A-15, Class A-17, Class A-18, Class A-19, Class A-20, Class
                                A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class
                                A-27, Class A-28, Class A-30, Class A-31, Class A-33, Class
                                A-35, Class A-36, Class A-38, Class A-39, Class A-40, Class
                                     A-42, Class A-43, Class A-R, Class PO and Class X
                                                       Certificates

  Subordinated Certificates                  Class M and Class B Certificates

Notional Amount Certificates     Class A-6, Class A-9, Class A-20, Class A-28, Class A-31,
                                      Class A-39, Class A-42 and Class X Certificates

     LIBOR Certificates          Class A-6, Class A-7, Class A-13, Class A-14, Class A-15,
                                     Class A-23, Class A-40, Class A-41 and Class A-42
                                                       Certificates

    Class A Certificates       Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
                                                   A-6, Class A-7, Class
                                 A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class
                                A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class
                                A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class
                                A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class
                                A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class
                                A-33, Class A-34, Class A-35, Class A-36, Class A-37, Class
                                A-38, Class A-39, Class A-40, Class A-41, Class A-42, Class
                                        A-43, Class A-44 and Class A-R Certificates

    Class B Certificates         Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
                                                       Certificates

  Depositable Certificates        Class A-5, Class A-6, Class A-8, Class A-9, Class A-12,
                                Class A-17, Class A-18, Class A-19, Class A-20, Class A-26,
                                Class A-27, Class A-28, Class A-30, Class A-31, Class A-33,
                                Class A-38, Class A-39, Class A-40, Class A-42, Class A-43
                                                       Certificates

        Exchangeable             Class A-3, Class A-4, Class A-7, Class A-10, Class A-16,
                                Class A-21, Class A-29, Class A-32, Class A-34, Class A-37,
                                          Class A-41 and Class A-44 Certificates

    Offered Certificates       Class A Certificates (other than the Class A-24, Class A-25,
                                                   Class A-35 and Class
                                   A-36 Certificates), Class M, Class B-1 and Class B-2
                                                       Certificates

The certificates are generally referred to as the following types:

          CLASS                                         TYPE
          -----                                         ----
Class A-1                                  Senior/Fixed Pass-Through Rate

Class A-2                            Senior/Fixed Pass-Through Rate/NAS/Support

Class A-3                   Senior/Fixed Pass-Through Rate/Exchangeable/Planned Balance

Class A-4                           Senior/Fixed Pass-Through Rate/Exchangeable

Class A-5                                Senior/Principal Only/Depositable

Class A-6                        Senior/Inverse Floating Pass-Through Rate/Notional
                                          Amount/Interest Only/Depositable

Class A-7                      Senior/Inverse Floating Pass-Through Rate/Exchangeable

Class A-8                            Senior/Fixed Pass-Through Rate/Depositable

Class A-9                     Senior/Fixed Pass-Through Rate/Notional Amount/Interest
                                                  Only/Depositable

Class A-10                          Senior/Fixed Pass-Through Rate/Exchangeable

Class A-11                                 Senior/Fixed Pass-Through Rate

Class A-12                         Senior/Fixed Pass-Through Rate/NAS/Depositable

Class A-13                               Senior/Floating Pass-Through Rate

Class A-14                               Senior/Floating Pass-Through Rate

Class A-15                           Senior/Inverse Floating Pass-Through Rate

Class A-16                          Senior/Fixed Pass-Through Rate/Exchangeable

Class A-17                           Senior/Fixed Pass-Through Rate/Depositable

Class A-18                           Senior/Fixed Pass-Through Rate/Depositable

Class A-19                           Senior/Fixed Pass-Through Rate/Depositable

Class A-20                     Senior/Fixed Pass-Through Rate/Interest Only/Notional
                                                 Amount/Depositable

Class A-21                          Senior/Fixed Pass-Through Rate/Exchangeable

Class A-22                               Senior/Fixed Pass-Through Rate/NAS

Class A-23                           Senior/Variable Pass-Through Rate/Targeted
                                 Balance/Companion/Accretion Directed/Super Senior

Class A-24                        Senior/Fixed Pass-Through Rate/Accrual/Accretion
                                                 Directed/Companion

Class A-25                        Senior/Fixed Pass-Through Rate/Accrual/Companion

Class A-26                   Senior/Fixed Pass-Through Rate/Planned Balance/Depositable

Class A-27                   Senior/Fixed Pass-Through Rate/Planned Balance/Depositable

Class A-28                     Senior/Fixed Pass-Through Rate/Interest Only/Notional
                                                 Amount/Depositable
Class A-29                          Senior/Fixed Pass-Through Rate/Exchangeable

Class A-30                   Senior/Fixed Pass-Through Rate/Planned Balance/Depositable

Class A-31                     Senior/Fixed Pass-Through Rate/Interest Only/Notional
                                                Amount/Depositable

Class A-32                  Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable

Class A-33                   Senior/Fixed Pass-Through Rate/Planned Balance/Depositable

Class A-34                  Senior/Fixed Pass-Through Rate/Planned Balance/Exchangeable

Class A-35                        Senior/Fixed Pass-Through Rate/Accrual/Companion

Class A-36                        Senior/Fixed Pass-Through Rate/Accrual/Accretion
                                                 Directed/Companion

Class A-37                   Senior/Fixed Pass-Through Rate/Targeted Balance/Companion/
                                          Accretion Directed/Exchangeable

Class A-38                           Senior/Fixed Pass-Through Rate/Depositable

Class A-39                     Senior/Fixed Pass-Through Rate/Interest Only/Notional
                                                 Amount/Depositable

Class A-40                           Senior/Floating Pass-Through Rate/Targeted
                                                 Balance/Companion/
                                           Accretion Directed/Depositable

Class A-41                       Senior/Inverse Floating Pass-Through Rate/Targeted
                                 Balance/Companion/Accretion Directed/Exchangeable

Class A-42                       Senior/Inverse Floating Pass-Through Rate/Notional
                                          Amount/Interest Only/Depositable

Class A-43                   Senior/Principal Only/Targeted Balance/Companion/Accretion
                                                Directed/Depositable

Class A-44                          Senior/Fixed Pass-Through Rate/Exchangeable

Class X                      Senior/Variable Pass-Through Rate/Notional Amount/Interest
                                                        Only

Class PO                                       Senior/Principal Only

Class A-R                             Senior/ Fixed Pass-Through Rate/Residual

Subordinated Certificates               Subordinate/Fixed Pass-Through Rate

     The Class A-24, Class A-25, Class A-35, Class A-36, Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class A-24, Class A-25, Class A-35, Class A-36, Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $1,101,103,960, and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.00% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M...........................          2.50%
Class B-1.........................          0.60%
Class B-2.........................          0.40%
Class B-3.........................          0.20%
Class B-4.........................          0.10%
Class B-5.........................          0.20%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class A-24, Class A-25, Class A-35 and Class A-36 Certificates, increased by

     - all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

     The Class Certificate Balance of each class of Exchangeable Certificates for any Distribution Date will equal the proportionate share of the aggregate Class Certificate Balance immediately prior to that Distribution Date of the related classes of Depositable Certificates that have been deposited.

NOTIONAL AMOUNT CERTIFICATES

     The Class A-6, Class A-9, Class A-20, Class A-28, Class A-31, Class A-39, Class A-42 and Class X Certificates are notional amount certificates.

     The notional amount of the Class A-6 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-13 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-9 Certificates for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-8 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00.

     The notional amount of the Class A-20 Certificates for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-19 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

     The notional amount of the Class A-28 Certificates for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-27 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

     The notional amount of the Class A-31 Certificates for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-30 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

     The notional amount of the Class A-39 Certificates for any Distribution Date will equal the product of (i) the Class Certificate Balance of the Class A-38 Certificates immediately prior to such Distribution Date and (ii) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

     The notional amount of the Class A-42 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-40 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class A-11 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1 in excess thereof. Investors may hold the beneficial interests in the Class A-11 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1 in excess thereof The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

     - all payments on account of principal on the mortgage loans, including principal prepayments;

     - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

     - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

     - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

     -    all substitution adjustment amounts; and

     -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

     - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

     - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

     - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

     - to reimburse the master servicer for insured expenses from the related insurance proceeds;

     - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

     - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

     - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

     -    to withdraw an amount equal to the sum of (a) the Available Funds and
          (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     -    the aggregate amount remitted by the master servicer to the trustee;
          and

     - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

     -    to pay the trustee fee to the trustee;

     - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

     - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

     Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the "Exchangeable Certificates Distribution Account"), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable classes of Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the offered certificates (other than the Class A-R Certificates) to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

EXCHANGEABLE CERTIFICATES

     General. All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Exchangeable Certificates in the combinations shown in Annex B. All or a portion of the Exchangeable Certificates may also be exchanged for the related Depositable Certificates, or for other Exchangeable Certificates in the same combination, in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

     The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances or notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex B.

     Holders of outstanding Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

     Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee's approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder's letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance or notional amount, as applicable, and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex B, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

     The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

     Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex B.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

                                                                     GENERAL
TYPE / RECIPIENT (1)                    AMOUNT                       PURPOSE                   SOURCE (2)                 FREQUENCY
--------------------  -----------------------------------------  ---------------  ------------------------------------  ------------
FEES

Master Servicing Fee  One-twelfth of the Stated Principal        Compensation     Amounts on deposit in the             Monthly
/ Master Servicer     Balance of each mortgage loan multiplied                    Certificate Account representing
                      by the master servicing fee rate (3)                        payments of interest and application
                                                                                  of liquidation proceeds with respect
                                                                                  to that mortgage loan

                      -    Prepayment interest excess            Compensation     Interest paid by obligors with        Monthly
                                                                                  respect to certain prepayments on
                                                                                  the mortgage loans

                      -    All late payment fees, assumption     Compensation     Payments made by obligors with        Time to time
                           fees and other similar charges                         respect to the mortgage loans
                           including prepayment charges

                      -    All investment income earned on       Compensation     Investment income related to the      Monthly
                           amounts on deposit in the                              Certificate Account and the
                           Certificate Account and Distribution                   Distribution Account
                           Account.

                      -    Excess Proceeds (4)                   Compensation     Liquidation proceeds and Subsequent   Time to time
                                                                                  Recoveries

Trustee Fee (the      One-twelfth of the Trustee Fee Rate        Compensation     Amounts on deposit in the             Monthly
"Trustee Fee") /      multiplied by the aggregate Stated                          Certificate Account or the
Trustee               Principal Balance of the outstanding                        Distribution Account
                      mortgage loans. (5)

EXPENSES

Insured expenses /    Expenses incurred by the master servicer   Reimbursement    To the extent the expenses are        Time to time
Master Servicer                                                  of Expenses      covered by an insurance policy
                                                                                  with respect to the mortgage loan

Servicing Advances /  To the extent of funds available, the      Reimbursement    With respect to each mortgage loan,   Time to time
Master Servicer       amount of any Servicing Advances.          of Expenses      late recoveries of the payments of
                                                                                  the costs and expenses, liquidation
                                                                                  proceeds, Subsequent Recoveries,
                                                                                  purchase proceeds or repurchase
                                                                                  proceeds for that mortgage loan (6)

Indemnification       Amounts for which the sellers, the master  Indemnification  Amounts on deposit on the             Monthly
expenses / the        servicer and depositor are entitled to                      Certificate Account.
sellers, the master   indemnification (7)
servicer and the
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will equal 0.175% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2007 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for any Distribution Date will equal the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

     - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

     In the event that Depositable Certificates are exchanged for the related class of Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on the related classes of Depositable Certificates that have been deposited. In addition, the applicable class of Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each related class of Depositable Certificates that has been deposited.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                     INITIAL         MAXIMUM/MINIMUM      FORMULA FOR CALCULATION
CLASS           PASS-THROUGH RATE   PASS-THROUGH RATE   OF CLASS PASS-THROUGH RATE
-----           -----------------   -----------------   --------------------------
Class A-6 ...         1.38%           6.70% / 0.00%           6.70% - LIBOR
Class A-7 ...         8.28%           40.20% / 0.00%       40.20% - (6 x LIBOR)
Class A-13 ..         5.62%           7.00% / 0.30%           LIBOR + 0.30%
Class A-14 ..         5.72%           7.00% / 0.40%           LIBOR + 0.40%
Class A-15 ..         7.68%           39.60% / 0.00%       39.60% - (6 x LIBOR)
Class A-40 ..         5.72%           7.00% / 0.40%           LIBOR + 0.40%
Class A-41 ..         7.68%           39.60% / 0.00%       39.60% - (6 x LIBOR)
Class A-42 ..         1.28%           6.60% / 0.00%           6.60% - LIBOR

     Class X Certificates

     The pass-through rate of the Class X Certificates for the interest accrual period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.249537% per annum.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the Class A-23 Certificates and the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the Class A-23 Certificates and the

LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class A-24, Class A-25, Class A-35 and Class A-36 Certificates are accrual certificates. Interest will accrue on the accrual certificates during each interest accrual period at a per annum rate of 6.00%. However, these amounts will not be distributed as interest to the accrual certificates until the accrual termination date, which is the earlier of:

     - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

     - in the case of the Class A-24 Certificates, the Distribution Date on which the Class Certificate Balance of the Class A-23 Certificates are reduced to zero, or

     - in the case of the Class A-25 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class A-23 and Class A-24 Certificates are reduced to zero, or

     - in the case of the Class A-35 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class A-36, Class A-40 and Class A-43 Certificates are reduced to zero, or

     - in the case of the Class A-36 Certificates, the Distribution Date on which the aggregate Class Certificate Balance of the Class A-40 and Class A-43 Certificates are reduced to zero.

     This accrued and unpaid interest will be added to the Class Certificate Balance of the applicable class of accrual certificates on the related Distribution Date.

     For each Distribution Date, on or prior to the Corridor Contract Termination Date on which LIBOR exceeds 5.40%, in addition to the interest entitlement described above, the Class A-23 Certificates will be entitled to receive the yield supplement amount from payments under the Corridor Contract. See "--The Corridor Contract" in this free writing prospectus.

     The Class A-5, Class A-43 and Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

     -    any net prepayment interest shortfalls for the Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of interest-bearing senior and subordinated certificates, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls. On each Distribution Date, each class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related classes of Depositable Certificates that have been deposited.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACT

     The Class A-23 Certificates will have the benefit of an interest rate corridor contract evidenced by a confirmation between BNP Paribas, of which BNP Paribas Securities Corp. is a subsidiary, (the "Corridor Contract Counterparty") and The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee") (the "Corridor Contract").

     The Corridor Contract will be an asset of a separate trust (the "Supplemental Interest Trust") created under the pooling and servicing agreement for the benefit of the Class A-23 Certificates.

     Pursuant to the Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by the trustee and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to the Corridor Contract and the Distribution Date beginning with March 2007 and up to and including the Distribution Date in August 2011 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

     (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) 8.90% over (y) 5.40%,

     (ii) the lesser of (x) the Corridor Contract Notional Balance for the related Distribution Date and (y) the Class Certificate Balance of the Class A-23 Certificates immediately prior to that Distribution Date, and

     (iii) (x) the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the trustee for the benefit of the issuing entity will be used to pay the Yield Supplement Amount, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contract will not be available to make distributions on any class of certificates other than the Class A-23 Certificates.

     The Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 350% of the Prepayment Assumption.

     The "Corridor Contract Notional Balance" is as described in the following table:

                                    CORRIDOR CONTRACT
   MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE ($)
--------------------------------   --------------------
March 2007 .....................       25,000,000.00
April 2007 .....................       24,976,131.29
May 2007 .......................       24,913,099.78
June 2007 ......................       24,818,820.37
July 2007 ......................       24,693,277.64
August 2007 ....................       24,536,526.72
September 2007 .................       24,348,694.00
October 2007 ...................       24,129,977.62
November 2007 ..................       23,880,647.62
December 2007 ..................       23,601,046.07
January 2008 ...................       23,291,586.83
February 2008 ..................       22,952,755.14
March 2008 .....................       22,585,106.96
April 2008 .....................       22,189,268.10
May 2008 .......................       21,765,933.07
June 2008 ......................       21,315,863.82
July 2008 ......................       20,839,888.08
August 2008 ....................       20,338,897.63
September 2008 .................       19,813,846.24

                                    CORRIDOR CONTRACT
   MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE ($)
--------------------------------   --------------------
October 2008 ...................       19,265,747.47
November 2008 ..................       18,695,672.22
December 2008 ..................       18,104,746.06
January 2009 ...................       17,494,146.42
February 2009 ..................       16,865,099.53
March 2009 .....................       16,218,877.20
April 2009 .....................       15,556,793.51
May 2009 .......................       14,880,201.17
June 2009 ......................       14,190,487.94
July 2009 ......................       13,489,072.74
August 2009 ....................       12,777,659.94
September 2009 .................       12,057,930.37
October 2009 ...................       11,358,408.86
November 2009 ..................       10,678,665.49
December 2009 ..................       10,018,278.94
January 2010 ...................        9,376,836.37
February 2010 ..................        8,753,933.22
March 2010 .....................        8,149,173.05
April 2010 .....................        7,562,167.37

                                    CORRIDOR CONTRACT
   MONTH OF DISTRIBUTION DATE      NOTIONAL BALANCE ($)
--------------------------------   --------------------
May 2010 .......................        6,992,535.53
June 2010 ......................        6,439,904.49
July 2010 ......................        5,903,908.75
August 2010 ....................        5,384,190.15
September 2010 .................        4,880,397.73
October 2010 ...................        4,392,187.59
November 2010 ..................        3,919,222.78
December 2010 ..................        3,461,173.10
January 2011 ...................        3,017,715.06
February 2011 ..................        2,588,531.64
March 2011 .....................        2,173,312.25
April 2011 .....................        1,771,752.55
May 2011 .......................        1,383,554.35
June 2011 ......................        1,008,425.48
July 2011 ......................          646,079.69
August 2011 ....................          296,236.48
September 2011 and thereafter ..                0.00

     The Corridor Contract is scheduled to remain in effect up to and including the Corridor Contract Termination Date. The Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract or the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld).

     If the Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee on behalf of the issuing entity and will be deposited by the supplemental interest trustee into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class A-23 Certificates, until the Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for the Corridor Contract is less than 10%. The "significance percentage" for the Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the Class A-23 Certificates. The "significance estimate" of the Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     BNP Paribas will be the Corridor Contract Provider. BNP Paribas, together with its consolidated subsidiaries (the "BNP Paribas Group"), is a European leader in banking and financial services. It has around 140,000 employees, 110,000 of whom are based in Europe. BNP Paribas Group occupies leading positions in three significant fields of activity: Corporate and Investment Banking, Asset Management & Services and Retail Banking. It is present in 85 countries and has a strong presence in all the key financial centers. Present throughout Europe, in all its business lines, France and Italy are its two domestic markets in retail banking. BNP Paribas Group enjoys a significant and growing presence in the United States and leading positions in Asia and in emerging markets.

     At June 30, 2006, BNP Paribas Group had consolidated assets of E1,428.5 billion (compared to E1,258.1 billion at December 31, 2005), consolidated loans and receivables due from customers of E377.1 billion (compared to E301.2 billion at December 31, 2005), consolidated items due to customers of E295.8 billion (compared to E247.5 billion at December 31, 2005) and shareholders' equity (BNP Paribas share including income for 2005) of E45.6 billion (compared to E40.7 billion at December 31, 2005). Pretax net income for the first half-year ended June 30, 2006 was E5.8 billion (compared to E4.5 billion for the first half-year ended June 30, 2005). Net income, BNP Paribas Group share, for the first half-year ended June 30, 2006 was E3.9 billion (compared to E3.2 billion for the first half-year ended June 2005).

     BNP Paribas Group currently has long-term senior debt ratings of "Aa2" with stable outlook from Moody's, "AA" with stable outlook from Standard & Poor's and "AA" with stable outlook from Fitch Ratings. Moody's has also assigned the Bank a Bank Financial Strength rating of "B+" and Fitch Ratings has assigned the Bank an individual rating of "A/B".

     The information concerning the BNP Paribas and BNP Paribas Group contained herein is furnished solely to provide limited introductory information regarding the BNP Paribas and BNP Paribas Group and does not purport to be comprehensive.

     The delivery of the information contained in this section shall not create any implication there has been no change in the affairs of the BNP Paribas or BNP Paribas Group since the date hereof, or that the information contained or referred to in this section is correct as of any time subsequent to its date.

     The information contained in the preceding paragraphs has been provided by BNP Paribas for use in this free writing prospectus. BNP Paribas has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contract.

     The Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "Corridor Contract Reserve Fund"), which will be held in trust in the Supplemental Interest Trust, on behalf of the holders of the Class A-23 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts will be distributed to the Class A-23 Certificates to the extent necessary to pay the Yield Supplement Amount. Any remaining amounts will be held in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class A-23 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to BNP Paribas.

     For any Distribution Date, on or prior to the Corridor Contract Termination Date, the "Yield Supplement Amount" will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class A-23 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 8.90% over (ii) 5.40%.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under "-- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to (6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

     (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Accrual Amounts.

     Class A-24 Accrual Amount. On each Distribution Date up to and including the accrual termination date, the amount of accrued interest on the Class A-24 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-24 Accrual Amount") will be distributed as principal, sequentially, to the Class A-23 and Class A-24 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

     Class A-25 Accrual Amount. On each Distribution Date up to and including the accrual termination date, the amount of accrued interest on the Class A-25 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-25 Accrual Amount")will be distributed as principal, sequentially, to the Class A-23, Class A-24 and Class A-25 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

     Class A-35 Accrual Amount. On each Distribution Date up to and including the accrual termination date, the amount of accrued interest on the Class A-35 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-35 Accrual Amount") will be distributed as principal first, concurrently, to the Class A-40 and Class A-43 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and then, sequentially, to the Class A-36 and Class A-35 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

     Class A-36 Accrual Amount. On each Distribution Date up to and including the accrual termination date, the amount of accrued interest on the Class A-36 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-36 Accrual Amount") will be distributed as principal first, concurrently, to the Class A-40 and Class A-43 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and then to the Class A-36 Certificates, until its Class Certificate Balance is reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order:

     1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

     2.   concurrently,

          a. 31.4940678865% to the Class A-1 Certificates, until its Class Certificate Balance is reduced to zero;

          b. 5.3297390956%, concurrently, to the Class A-5 and Class A-13 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

          c. 56.6657860673% in the following order:

               (i) to the Class A-12 Certificates, the Class A-12 Priority Amount, until its Class Certificate Balance is reduced to zero;

               (ii) concurrently,

                    (x)  32.2476620445% in the following order:

                         (I) in an amount up to $120 on each Distribution Date, concurrently, to the Class A-14 and Class A-15 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (II) in an amount up to $1,000,000 on each Distribution
                              Date, in the following order:

                              (A) in an amount up to $120 on each Distribution
                         Date, in the following order:

                                   (1) in an amount up to $20 on each
                              Distribution Date, to the Class A-17 Certificates, until its Class Certificate Balance is reduced to zero; and

                                   (2) to the Class A-38 Certificates, , until
                              its Class Certificate Balance is reduced to zero; and

                                   (3) to the Class A-17 Certificates, , until
                              its Class Certificate Balance is reduced to zero;

                              (B) in an amount up to $450,000 on each
                         Distribution Date, to the Class A-8 Certificates, until its Class Certificate Balance is reduced to zero;

                              (C) in an amount up to $525,000 on each
                         Distribution Date (including any amounts paid pursuant to rule 2.c.(ii)(x)(II)(A)(2) above on such Distribution Date, to the Class A-38 Certificates, until its Class Certificate Balance is reduced to zero; and

                              (D) sequentially, to the Class A-17, Class A-38
                         and Class A-8 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                         (III) concurrently, to the Class A-14 and Class A-15
                              Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (IV) sequentially, to the Class A-17, Class A-38, Class
                              A-8 and Class A-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    (y) 32.2476620445%, sequentially, to the Class A-19 and Class A-18 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (z)  35.5046759110% in the following order:

                         (I) sequentially, to the Class A-30 and Class A-33 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

                         (II) concurrently, to the Class A-40 and Class A-43
                              Certificates, pro rata, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

                         (III) to the Class A-36 Certificate, until its Class
                              Certificate Balance is reduced to zero;

                         (IV) concurrently, to the Class A-40 and Class A-43
                              Certificates, pro rata, without regard to their Aggregate Targeted Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

                         (V) to the Class A-35 Certificates, until its Class Certificate Balance is reduced to zero; and

                         (VI) sequentially, to the Class A-30 and Class A-33
                              Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

               (iii) to the Class A-12 Certificates, without regard to the Class
                    A-12 Priority Amount, until its Class Certificate Balance is reduced to zero; and

          d. 6.5104069506% in the following order:

               (i) concurrently, to the Class A-2 and Class A-22 Certificates, the Class A-2 and Class A-22 Priority Amount, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (ii) sequentially, to the Class A-27 and Class A-26 Certificates, in that order, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero;

               (iii) to the Class A-23 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

               (iv) to the Class A-24 Certificate, until its Class Certificate
                    Balance is reduced to zero;

               (v) to the Class A-23 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

               (vi) to the Class A-25 Certificate, until its Class Certificate
                    Balance is reduced to zero;

               (vii) sequentially, to the Class A-27 and Class A-26
                    Certificates, in that order, without regard to their Aggregate Planned Balance for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

               (viii)concurrently, to the Class A-2 and Class A-22 Certificates, without regard to the Class A-2 and Class A-22 Priority Amount, pro rata, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     On each Distribution Date, each class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related classes of Depositable Certificates that have been deposited.

     The capitalized terms used herein shall have the following meanings:

     "Class A-12 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-12 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-12 Priority Percentage.

     "Class A-12 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class A-12 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the senior certificates and the subordinated certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date.

     "Class A-2 and Class A-22 Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-2 and Class A-22 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Class A-2 and Class A-22 Priority Percentage.

     "Class A-2 and Class A-22 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-2 and Class A-22 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the senior certificates and the subordinate certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

     The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date;

     provided, however, that if on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, then the Senior Prepayment Percentage for the Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     -    cumulative Realized Losses on the mortgage loans do not exceed:

     - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

     - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

     - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

     - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

     - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of senior and subordinated certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                    Original
                        Beneficial     Initial     Applicable
                         Interest       Credit       Credit
                        in Issuing   Enhancement     Support
                          Entity        Level      Percentage
                        ----------   -----------   ----------
Senior Certificates..     96.00%        4.00%          N/A
Class M..............      2.50%        1.50%         4.00%
Class B-1............      0.60%        0.90%         1.50%
Class B-2............      0.40%        0.50%         0.90%
Class B-3............      0.20%        0.30%         0.50%
Class B-4............      0.10%        0.20%         0.30%
Class B-5............      0.20%        0.00%         0.20%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause
               (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds remaining after distribution and accretion of interest on the senior certificates, and

     - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the

Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers received during the related prepayment period,

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

     - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class A-24, Class A-25, Class A-35 and Class A-36 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balances until their respective Class Certificate Balances are reduced to zero, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class A-23 Certificates will instead be allocated the Class A-2 Certificates, until its Class Certificate Balances is reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in this free writing prospectus and in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                          PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant rate or range of rates set forth below:

      PRINCIPAL BALANCE SCHEDULE          RELATED CLASSES OF CERTIFICATES   PREPAYMENT ASSUMPTION RATE OR RANGE OF RATES
      --------------------------         --------------------------------   --------------------------------------------
Schedule 1: Targeted Balance             Class A-23 Certificates            150% of the Prepayment Assumption
Schedule 2: Aggregate Planned Balance    Class A-26 and A-27 Certificates   100% to 300% of the Prepayment Assumption
Schedule 3: Aggregate Planned Balance    Class A-30 and A-33 Certificates   100% to 300% of the Prepayment Assumption
Schedule 4: Aggregate Targeted Balance   Class A-40 and A-43 Certificates   150% of the Prepayment Assumption

     There is no assurance that the Class Certificate Balance of the Targeted Balance Class, the Aggregate Targeted Balance Classes or the Aggregate Planned Balance Classes will conform on any Distribution Date to the Targeted Balance, Aggregate Targeted Balance or Aggregate Planned Balance specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such class of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distributions of principal on these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balance of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain at the rate or within the range specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the applicable Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the applicable Principal Balance Schedule, even if prepayments occur at the rate or within the range specified above.

DISTRIBUTION DATE                     SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)   SCHEDULE 4 ($)
-----------------                     --------------   --------------   --------------   --------------
Initial ...........................    25,000,000.00    32,000,000.00   118,599,000.00    79,579,000.00
March 25, 2007 ....................    24,990,872.06    31,938,989.81   118,410,461.21    79,550,853.11
April 25, 2007 ....................    24,975,531.37    31,865,371.57   118,182,959.98    79,503,507.35
May 25, 2007 ......................    24,953,977.26    31,779,170.37   117,916,573.83    79,436,960.66
June 25, 2007 .....................    24,926,216.92    31,680,404.69   117,611,359.86    79,351,235.28
July 25, 2007 .....................    24,892,265.43    31,569,099.44   117,267,395.08    79,246,377.79
August 25, 2007 ...................    24,852,145.78    31,445,285.97   116,884,776.33    79,122,459.30
September 25, 2007 ................    24,805,888.91    31,309,002.04   116,463,620.35    78,979,575.31
October 25, 2007 ..................    24,753,533.64    31,160,291.85   116,004,063.70    78,817,845.85
November 25, 2007 .................    24,695,126.68    30,999,206.00   115,506,262.74    78,637,415.31
December 25, 2007 .................    24,630,722.66    30,825,801.46   114,970,393.53    78,438,452.44
January 25, 2008 ..................    24,560,384.00    30,640,141.56   114,396,651.79    78,221,150.18
February 25, 2008 .................    24,484,180.90    30,442,295.96   113,785,252.80    77,985,725.44
March 25, 2008 ....................    24,402,191.26    30,232,340.62   113,136,431.24    77,732,419.01
April 25, 2008 ....................    24,314,500.62    30,010,357.72   112,450,441.12    77,461,495.18
May 25, 2008 ......................    24,221,202.04    29,776,435.65   111,727,555.59    77,173,241.55
June 25, 2008 .....................    24,122,396.01    29,530,668.95   110,968,066.79    76,867,968.66
July 25, 2008 .....................    24,018,190.31    29,273,158.24   110,172,285.68    76,546,009.59
August 25, 2008 ...................    23,908,699.91    29,004,010.17   109,340,541.82    76,207,719.64
September 25, 2008 ................    23,794,046.81    28,723,337.34   108,473,183.18    75,853,475.80
October 25, 2008 ..................    23,674,359.88    28,431,258.22   107,570,575.87    75,483,676.34
November 25, 2008 .................    23,549,774.71    28,127,897.09   106,633,103.95    75,098,740.25
December 25, 2008 .................    23,420,433.41    27,813,383.94   105,661,169.13    74,699,106.70
January 25, 2009 ..................    23,286,484.42    27,487,854.39   104,655,190.51    74,285,234.45
February 25, 2009 .................    23,148,082.35    27,151,449.59   103,615,604.28    73,857,601.26
March 25, 2009 ....................    23,005,387.73    26,804,316.11   102,542,863.40    73,416,703.18
April 25, 2009 ....................    22,858,566.78    26,446,605.87   101,437,437.31    72,963,053.92
May 25, 2009 ......................    22,707,791.19    26,078,475.99   100,299,811.58    72,497,184.10
June 25, 2009 .....................    22,553,237.93    25,700,088.70    99,130,487.54    72,019,640.51
July 25, 2009 .....................    22,395,088.91    25,311,611.21    97,929,981.95    71,530,985.35
August 25, 2009 ...................    22,236,189.30    24,918,704.49    96,715,788.76    71,040,011.03
September 25, 2009 ................    22,079,717.94    24,527,836.20    95,507,894.90    70,556,541.02
October 25, 2009 ..................    21,925,650.06    24,138,995.97    94,306,268.32    70,080,498.79
November 25, 2009 .................    21,773,961.10    23,752,173.48    93,110,877.13    69,611,808.49
December 25, 2009 .................    21,624,626.75    23,367,358.47    91,921,689.62    69,150,394.95
January 25, 2010 ..................    21,477,622.90    22,984,540.73    90,738,674.25    68,696,183.65
February 25, 2010 .................    21,332,925.66    22,603,710.10    89,561,799.62    68,249,100.79
March 25, 2010 ....................    21,190,511.35    22,224,856.48    88,391,034.51    67,809,073.21
April 25, 2010 ....................    21,050,356.51    21,847,969.83    87,226,347.86    67,376,028.41
May 25, 2010 ......................    20,912,437.89    21,473,040.13    86,067,708.76    66,949,894.55
June 25, 2010 .....................    20,776,732.47    21,100,057.44    84,915,086.49    66,530,600.42
July 25, 2010 .....................    20,643,217.40    20,729,011.87    83,768,450.46    66,118,075.48
August 25, 2010 ...................    20,511,870.05    20,359,893.58    82,627,770.25    65,712,249.80
September 25, 2010 ................    20,382,668.01    19,992,692.76    81,493,015.61    65,313,054.11
October 25, 2010 ..................    20,255,589.06    19,627,399.69    80,364,156.42    64,920,419.75
November 25, 2010 .................    20,130,611.19    19,264,004.67    79,241,162.75    64,534,278.67
December 25, 2010 .................    20,007,712.58    18,902,498.05    78,124,004.80    64,154,563.47
January 25, 2011 ..................    19,886,871.59    18,542,870.26    77,012,652.93    63,781,207.34
February 25, 2011 .................    19,768,066.83    18,185,111.74    75,907,077.67    63,414,144.06
March 25, 2011 ....................    19,651,277.05    17,829,213.02    74,807,249.69    63,053,308.04
April 25, 2011 ....................    19,536,481.20    17,475,164.65    73,713,139.81    62,698,634.27
May 25, 2011 ......................    19,423,658.47    17,122,957.23    72,624,719.01    62,350,058.33
June 25, 2011 .....................    19,312,788.18    16,772,581.43    71,541,958.43    62,007,516.38
July 25, 2011 .....................    19,203,849.86    16,424,027.95    70,464,829.33    61,670,945.18
August 25, 2011 ...................    19,096,823.24    16,077,287.54    69,393,303.15    61,340,282.05
September 25, 2011 ................    18,991,688.21    15,732,351.02    68,327,351.47    61,015,464.88
October 25, 2011 ..................    18,888,424.86    15,389,209.22    67,266,946.01    60,696,432.14
November 25, 2011 .................    18,787,013.46    15,047,853.05    66,212,058.65    60,383,122.83
December 25, 2011 .................    18,687,434.45    14,708,273.46    65,162,661.41    60,075,476.54
January 25, 2012 ..................    18,589,668.45    14,370,461.44    64,118,726.46    59,773,433.38
February 25, 2012 .................    18,493,696.28    14,034,408.02    63,080,226.10    59,476,934.05
March 25, 2012 ....................    18,413,270.25    13,730,155.20    62,100,380.19    59,210,756.82
April 25, 2012 ....................    18,334,536.66    13,427,604.96    61,125,832.55    58,949,888.26
May 25, 2012 ......................    18,257,476.94    13,126,748.58    60,156,556.03    58,694,270.87
June 25, 2012 .....................    18,182,072.74    12,827,577.36    59,192,523.59    58,443,847.71
July 25, 2012 .....................    18,108,305.83    12,530,082.66    58,233,708.33    58,198,562.35

DISTRIBUTION DATE                     SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)   SCHEDULE 4 ($)
-----------------                     --------------   --------------   --------------   --------------
August 25, 2012 ...................    18,036,158.19    12,234,255.89    57,280,083.53    57,958,358.85
September 25, 2012 ................    17,965,611.94    11,940,088.50    56,331,622.55    57,723,181.84
October 25, 2012 ..................    17,896,649.38    11,647,571.97    55,388,298.94    57,492,976.41
November 25, 2012 .................    17,829,252.95    11,356,697.86    54,450,086.37    57,267,688.16
December 25, 2012 .................    17,763,405.28    11,067,457.74    53,516,958.64    57,047,263.23
January 25, 2013 ..................    17,699,089.15    10,779,843.25    52,588,889.70    56,831,648.20
February 25, 2013 .................    17,636,287.47    10,493,846.06    51,665,853.62    56,620,790.19
March 25, 2013 ....................    17,579,330.86    10,219,339.79    50,765,299.58    56,422,473.84
April 25, 2013 ....................    17,523,808.89     9,946,398.54    49,869,659.67    56,228,726.48
May 25, 2013 ......................    17,469,705.20     9,675,014.17    48,978,908.49    56,039,497.08
June 25, 2013 .....................    17,417,003.57     9,405,178.61    48,093,020.81    55,854,735.06
July 25, 2013 .....................    17,365,687.94     9,136,883.84    47,211,971.51    55,674,390.34
August 25, 2013 ...................    17,315,742.38     8,870,121.87    46,335,735.61    55,498,413.27
September 25, 2013 ................    17,267,151.13     8,604,884.75    45,464,288.24    55,326,754.72
October 25, 2013 ..................    17,219,898.57     8,341,164.58    44,597,604.68    55,159,365.95
November 25, 2013 .................    17,173,969.23     8,078,953.49    43,735,660.35    54,996,198.70
December 25, 2013 .................    17,129,347.77     7,818,243.67    42,878,430.77    54,837,205.18
January 25, 2014 ..................    17,086,019.01     7,559,027.34    42,025,891.60    54,682,338.02
February 25, 2014 .................    17,043,967.89     7,301,296.77    41,178,018.65    54,531,550.29
March 25, 2014 ....................    17,002,854.20     7,072,810.98    40,368,966.46    54,399,349.67
April 25, 2014 ....................    16,959,265.66     6,849,288.59    39,564,340.00    54,270,911.07
May 25, 2014 ......................    16,913,275.53     6,630,635.40    38,764,116.06    54,146,190.58
June 25, 2014 .....................    16,864,955.54     6,416,758.89    37,968,271.55    54,025,144.71
July 25, 2014 .....................    16,814,375.95     6,207,568.20    37,176,783.49    53,907,730.41
August 25, 2014 ...................    16,761,605.57     6,002,974.07    36,389,629.03    53,793,905.01
September 25, 2014 ................    16,706,711.79     5,802,888.84    35,606,785.44    53,683,626.25
October 25, 2014 ..................    16,649,760.58     5,607,226.43    34,828,230.12    53,576,852.27
November 25, 2014 .................    16,590,816.56     5,415,902.27    34,054,004.75    53,473,477.44
December 25, 2014 .................    16,529,943.00     5,228,833.31    33,294,775.33    53,362,772.33
January 25, 2015 ..................    16,467,201.81     5,045,938.01    32,550,271.45    53,244,944.41
February 25, 2015 .................    16,402,653.65     4,867,136.26    31,820,227.35    53,120,197.04
March 25, 2015 ....................    16,317,362.11     4,737,260.40    31,184,601.55    52,954,462.60
April 25, 2015 ....................    16,231,160.37     4,610,234.25    30,560,965.17    52,783,601.39
May 25, 2015 ......................    16,144,088.49     4,486,001.27    29,949,100.90    52,607,774.32
June 25, 2015 .....................    16,056,185.59     4,364,505.98    29,348,795.22    52,427,138.95
July 25, 2015 .....................    15,967,489.90     4,245,693.94    28,759,838.42    52,241,849.48
August 25, 2015 ...................    15,878,038.76     4,129,511.73    28,182,024.44    52,052,056.92
September 25, 2015 ................    15,787,868.65     4,015,906.94    27,615,150.90    51,857,909.03
October 25, 2015 ..................    15,697,015.17     3,904,828.13    27,059,018.98    51,659,550.47
November 25, 2015 .................    15,605,513.13     3,796,224.83    26,513,433.37    51,457,122.81
December 25, 2015 .................    15,513,396.50     3,690,047.52    25,978,202.22    51,250,764.60
January 25, 2016 ..................    15,420,698.43     3,586,247.60    25,453,137.05    51,040,611.47
February 25, 2016 .................    15,327,451.32     3,484,777.40    24,938,052.76    50,826,796.06
March 25, 2016 ....................    15,219,587.82     3,423,650.19    24,500,691.68    50,583,955.18
April 25, 2016 ....................    15,112,056.21     3,363,570.05    24,070,822.28    50,339,174.88
May 25, 2016 ......................    15,004,863.21     3,304,519.30    23,648,318.11    50,092,537.53
June 25, 2016 .....................    14,898,015.34     3,246,480.56    23,233,054.83    49,844,123.76
July 25, 2016 .....................    14,791,518.91     3,189,436.75    22,824,910.19    49,594,012.46
August 25, 2016 ...................    14,685,380.04     3,133,371.06    22,423,763.96    49,342,280.81
September 25, 2016 ................    14,579,604.64     3,078,266.98    22,029,497.96    49,089,004.30
October 25, 2016 ..................    14,474,198.44     3,024,108.26    21,641,995.95    48,834,256.83
November 25, 2016 .................    14,369,166.96     2,970,878.92    21,261,143.64    48,578,110.65
December 25, 2016 .................    14,264,515.55     2,918,563.27    20,886,828.68    48,320,636.41
January 25, 2017 ..................    14,160,249.38     2,867,145.87    20,518,940.57    48,061,903.26
February 25, 2017 .................    14,056,373.45     2,816,611.51    20,157,370.68    47,801,978.79
March 25, 2017 ....................    13,941,268.65     2,764,630.73    19,785,451.66    47,501,374.46
April 25, 2017 ....................    13,826,644.16     2,713,567.16    19,420,095.25    47,199,834.61
May 25, 2017 ......................    13,712,504.58     2,663,405.04    19,061,188.65    46,897,427.05
June 25, 2017 .....................    13,598,854.32     2,614,128.87    18,708,620.95    46,594,218.06
July 25, 2017 .....................    13,485,697.61     2,565,723.40    18,362,283.09    46,290,272.40
August 25, 2017 ...................    13,373,038.53     2,518,173.66    18,022,067.91    45,985,653.30
September 25, 2017 ................    13,260,880.96     2,471,464.93    17,687,870.02    45,680,422.57
October 25, 2017 ..................    13,149,228.65     2,425,582.71    17,359,585.83    45,374,640.55
November 25, 2017 .................    13,038,085.18     2,380,512.78    17,037,113.51    45,068,366.17
December 25, 2017 .................    12,927,453.95     2,336,241.15    16,720,352.95    44,761,656.96
January 25, 2018 ..................    12,817,338.25     2,292,754.05    16,409,205.72    44,454,569.13
February 25, 2018 .................    12,707,741.16     2,250,037.98    16,103,575.08    44,147,157.53
March 25, 2018 ....................    12,598,665.68     2,208,079.63    15,803,365.92    43,839,475.68

DISTRIBUTION DATE                     SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)   SCHEDULE 4 ($)
-----------------                     --------------   --------------   --------------   --------------
April 25, 2018 ....................    12,490,114.61     2,166,865.94    15,508,484.74    43,531,575.86
May 25, 2018 ......................    12,382,090.65     2,126,384.06    15,218,839.63    43,223,509.06
June 25, 2018 .....................    12,274,596.33     2,086,621.37    14,934,340.23    42,915,325.05
July 25, 2018 .....................    12,167,634.07     2,047,565.45    14,654,897.72    42,607,072.37
August 25, 2018 ...................    12,061,206.14     2,009,204.09    14,380,424.77    42,298,798.41
September 25, 2018 ................    11,955,314.70     1,971,525.30    14,110,835.57    41,990,549.34
October 25, 2018 ..................    11,849,961.77     1,934,517.29    13,846,045.72    41,682,370.22
November 25, 2018 .................    11,745,149.25     1,898,168.46    13,585,972.29    41,374,304.97
December 25, 2018 .................    11,640,878.92     1,862,467.41    13,330,533.72    41,066,396.45
January 25, 2019 ..................    11,537,152.44     1,827,402.96    13,079,649.87    40,758,686.39
February 25, 2019 .................    11,433,971.36     1,792,964.07    12,833,241.94    40,451,215.49
March 25, 2019 ....................    11,331,337.12     1,759,139.93    12,591,232.47    40,144,023.41
April 25, 2019 ....................    11,229,251.04     1,725,919.89    12,353,545.33    39,837,148.79
May 25, 2019 ......................    11,127,714.35     1,693,293.49    12,120,105.66    39,530,629.27
June 25, 2019 .....................    11,026,728.15     1,661,250.46    11,890,839.90    39,224,501.51
July 25, 2019 .....................    10,926,293.46     1,629,780.67    11,665,675.72    38,918,801.21
August 25, 2019 ...................    10,826,411.17     1,598,874.21    11,444,542.02    38,613,563.14
September 25, 2019 ................    10,727,082.12     1,568,521.29    11,227,368.92    38,308,821.14
October 25, 2019 ..................    10,628,307.01     1,538,712.32    11,014,087.72    38,004,608.15
November 25, 2019 .................    10,530,086.49     1,509,437.85    10,804,630.89    37,700,956.22
December 25, 2019 .................    10,432,421.06     1,480,688.62    10,598,932.06    37,397,896.51
January 25, 2020 ..................    10,335,311.19     1,452,455.49    10,396,925.96    37,095,459.39
February 25, 2020 .................    10,238,757.22     1,424,729.52    10,198,548.47    36,793,674.33
March 25, 2020 ....................    10,142,759.43     1,397,501.88    10,003,736.54    36,492,570.00
April 25, 2020 ....................    10,047,318.02     1,370,763.91     9,812,428.18    36,192,174.29
May 25, 2020 ......................     9,952,433.08     1,344,507.11     9,624,562.49    35,892,514.28
June 25, 2020 .....................     9,858,104.66     1,318,723.09     9,440,079.59    35,593,616.28
July 25, 2020 .....................     9,764,332.71     1,293,403.64     9,258,920.60    35,295,505.87
August 25, 2020 ...................     9,671,117.10     1,268,540.66     9,081,027.69    34,998,207.84
September 25, 2020 ................     9,578,457.64     1,244,126.22     8,906,343.97    34,701,746.31
October 25, 2020 ..................     9,486,354.07     1,220,152.49     8,734,813.55    34,406,144.66
November 25, 2020 .................     9,394,806.05     1,196,611.80     8,566,381.47    34,111,425.58
December 25, 2020 .................     9,303,813.19     1,173,496.59     8,400,993.74    33,817,611.06
January 25, 2021 ..................     9,213,375.00     1,150,799.46     8,238,597.25    33,524,722.46
February 25, 2021 .................     9,123,490.98     1,128,513.09     8,079,139.84    33,232,780.43
March 25, 2021 ....................     9,034,160.49     1,106,630.34     7,922,570.20    32,941,805.03
April 25, 2021 ....................     8,945,382.90     1,085,144.15     7,768,837.93    32,651,815.66
May 25, 2021 ......................     8,857,157.50     1,064,047.59     7,617,893.46    32,362,831.12
June 25, 2021 .....................     8,769,483.51     1,043,333.85     7,469,688.09    32,074,869.61
July 25, 2021 .....................     8,682,360.09     1,022,996.26     7,324,173.95    31,787,948.70
August 25, 2021 ...................     8,595,786.36     1,003,028.22     7,181,303.98    31,502,085.42
September 25, 2021 ................     8,509,761.39       983,423.27     7,041,031.92    31,217,296.24
October 25, 2021 ..................     8,424,284.18       964,175.07     6,903,312.31    30,933,597.04
November 25, 2021 .................     8,339,353.69       945,277.36     6,768,100.48    30,651,003.17
December 25, 2021 .................     8,254,968.82       926,724.01     6,635,352.49    30,369,529.46
January 25, 2022 ..................     8,171,128.45       908,508.98     6,505,025.18    30,089,190.21
February 25, 2022 .................     8,087,831.37       890,626.35     6,377,076.13    29,809,999.19
March 25, 2022 ....................     8,005,076.37       873,070.28     6,251,463.62    29,531,969.71
April 25, 2022 ....................     7,922,862.18       855,835.04     6,128,146.68    29,255,114.54
May 25, 2022 ......................     7,841,187.47       838,915.01     6,007,085.01    28,979,446.02
June 25, 2022 .....................     7,760,050.86       822,304.66     5,888,239.02    28,704,976.00
July 25, 2022 .....................     7,679,450.99       805,998.53     5,771,569.79    28,431,715.85
August 25, 2022 ...................     7,599,386.40       789,991.29     5,657,039.07    28,159,676.53
September 25, 2022 ................     7,519,855.62       774,277.68     5,544,609.26    27,888,868.54
October 25, 2022 ..................     7,440,857.13       758,852.54     5,434,243.42    27,619,301.93
November 25, 2022 .................     7,362,389.37       743,710.80     5,325,905.24    27,350,986.36
December 25, 2022 .................     7,284,450.78       728,847.45     5,219,559.01    27,083,931.06
January 25, 2023 ..................     7,207,039.73       714,257.61     5,115,169.65    26,818,144.88
February 25, 2023 .................     7,130,154.56       699,936.45     5,012,702.70    26,553,636.24
March 25, 2023 ....................     7,053,793.61       685,879.23     4,912,124.27    26,290,413.19
April 25, 2023 ....................     6,977,955.14       672,081.31     4,813,401.05    26,028,483.40
May 25, 2023 ......................     6,902,637.43       658,538.10     4,716,500.31    25,767,854.19
June 25, 2023 .....................     6,827,838.70       645,245.11     4,621,389.88    25,508,532.49
July 25, 2023 .....................     6,753,557.14       632,197.93     4,528,038.16    25,250,524.88
August 25, 2023 ...................     6,679,790.94       619,392.20     4,436,414.06    24,993,837.62
September 25, 2023 ................     6,606,538.24       606,823.67     4,346,487.05    24,738,476.61
October 25, 2023 ..................     6,533,797.16       594,488.14     4,258,227.12    24,484,447.41
November 25, 2023 .................     6,461,565.81       582,381.48     4,171,604.78    24,231,755.28

DISTRIBUTION DATE                     SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)   SCHEDULE 4 ($)
-----------------                     --------------   --------------   --------------   --------------
December 25, 2023 .................     6,389,842.26       570,499.64     4,086,591.03    23,980,405.16
January 25, 2024 ..................     6,318,624.57       558,838.64     4,003,157.40    23,730,401.66
February 25, 2024 .................     6,247,910.75       547,394.58     3,921,275.88    23,481,749.12
March 25, 2024 ....................     6,177,698.82       536,163.60     3,840,918.95    23,234,451.56
April 25, 2024 ....................     6,107,986.79       525,141.92     3,762,059.59    22,988,512.71
May 25, 2024 ......................     6,038,772.61       514,325.83     3,684,671.22    22,743,936.03
June 25, 2024 .....................     5,970,054.22       503,711.69     3,608,727.72    22,500,724.70
July 25, 2024 .....................     5,901,829.59       493,295.89     3,534,203.42    22,258,881.66
August 25, 2024 ...................     5,834,096.61       483,074.93     3,461,073.11    22,018,409.53
September 25, 2024 ................     5,766,853.19       473,045.33     3,389,311.99    21,779,310.72
October 25, 2024 ..................     5,700,097.21       463,203.69     3,318,895.72    21,541,587.35
November 25, 2024 .................     5,633,826.55       453,546.66     3,249,800.35    21,305,241.34
December 25, 2024 .................     5,568,039.04       444,070.97     3,182,002.36    21,070,274.33
January 25, 2025 ..................     5,502,732.56       434,773.36     3,115,478.64    20,836,687.76
February 25, 2025 .................     5,437,904.90       425,650.68     3,050,206.45    20,604,482.82
March 25, 2025 ....................     5,373,553.90       416,699.80     2,986,163.49    20,373,660.49
April 25, 2025 ....................     5,309,677.35       407,917.65     2,923,327.82    20,144,221.50
May 25, 2025 ......................     5,246,273.06       399,301.22     2,861,677.86    19,916,166.44
June 25, 2025 .....................     5,183,338.78       390,847.56     2,801,192.45    19,689,495.60
July 25, 2025 .....................     5,120,872.31       382,553.74     2,741,850.76    19,464,209.15
August 25, 2025 ...................     5,058,871.40       374,416.92     2,683,632.33    19,240,307.02
September 25, 2025 ................     4,997,333.79       366,434.28     2,626,517.07    19,017,788.94
October 25, 2025 ..................     4,936,257.25       358,603.06     2,570,485.21    18,796,654.50
November 25, 2025 .................     4,875,639.50       350,920.54     2,515,517.35    18,576,903.05
December 25, 2025 .................     4,815,478.27       343,384.07     2,461,594.41    18,358,533.80
January 25, 2026 ..................     4,755,771.27       335,991.02     2,408,697.64    18,141,545.78
February 25, 2026 .................     4,696,516.22       328,738.82     2,356,808.63    17,925,937.83
March 25, 2026 ....................     4,637,710.83       321,624.94     2,305,909.28    17,711,708.66
April 25, 2026 ....................     4,579,352.81       314,646.89     2,255,981.81    17,498,856.79
May 25, 2026 ......................     4,521,439.84       307,802.23     2,207,008.74    17,287,380.59
June 25, 2026 .....................     4,463,969.61       301,088.57     2,158,972.90    17,077,278.29
July 25, 2026 .....................     4,406,939.82       294,503.53     2,111,857.41    16,868,547.96
August 25, 2026 ...................     4,350,348.15       288,044.81     2,065,645.70    16,661,187.53
September 25, 2026 ................     4,294,192.28       281,710.13     2,020,321.47    16,455,194.80
October 25, 2026 ..................     4,238,469.88       275,497.25     1,975,868.73    16,250,567.39
November 25, 2026 .................     4,183,178.63       269,403.97     1,932,271.74    16,047,302.84
December 25, 2026 .................     4,128,316.18       263,428.14     1,889,515.04    15,845,398.53
January 25, 2027 ..................     4,073,880.24       257,567.62     1,847,583.46    15,644,851.73
February 25, 2027 .................     4,019,868.44       251,820.34     1,806,462.07    15,445,659.57
March 25, 2027 ....................     3,966,278.46       246,184.25     1,766,136.21    15,247,819.07
April 25, 2027 ....................     3,913,107.97       240,657.33     1,726,591.49    15,051,327.13
May 25, 2027 ......................     3,860,354.62       235,237.61     1,687,813.74    14,856,180.56
June 25, 2027 .....................     3,808,016.08       229,923.14     1,649,789.06    14,662,376.03
July 25, 2027 .....................     3,756,090.02       224,712.01     1,612,503.78    14,469,910.12
August 25, 2027 ...................     3,704,574.09       219,602.35     1,575,944.50    14,278,779.28
September 25, 2027 ................     3,653,465.97       214,592.31     1,540,098.01    14,088,979.91
October 25, 2027 ..................     3,602,763.30       209,680.09     1,504,951.36    13,900,508.28
November 25, 2027 .................     3,552,463.79       204,863.89     1,470,491.81    13,713,360.56
December 25, 2027 .................     3,502,565.07       200,141.98     1,436,706.86    13,527,532.84
January 25, 2028 ..................     3,453,064.81       195,512.64     1,403,584.22    13,343,021.12
February 25, 2028 .................     3,403,960.71       190,974.17     1,371,111.81    13,159,821.32
March 25, 2028 ....................     3,355,250.42       186,524.93     1,339,277.77    12,977,929.28
April 25, 2028 ....................     3,306,931.63       182,163.28     1,308,070.45    12,797,340.72
May 25, 2028 ......................     3,259,002.01       177,887.62     1,277,478.39    12,618,051.34
June 25, 2028 .....................     3,211,459.24       173,696.38     1,247,490.35    12,440,056.72
July 25, 2028 .....................     3,164,301.03       169,588.01     1,218,095.28    12,263,352.38
August 25, 2028 ...................     3,117,525.02       165,561.01     1,189,282.30    12,087,933.80
September 25, 2028 ................     3,071,128.96       161,613.86     1,161,040.77    11,913,796.33
October 25, 2028 ..................     3,025,110.50       157,745.13     1,133,360.20    11,740,935.29
November 25, 2028 .................     2,979,467.37       153,953.35     1,106,230.29    11,569,345.96
December 25, 2028 .................     2,934,197.27       150,237.12     1,079,640.93    11,399,023.51
January 25, 2029 ..................     2,889,297.90       146,595.05     1,053,582.19    11,229,963.08
February 25, 2029 .................     2,844,766.98       143,025.78     1,028,044.29    11,062,159.74
March 25, 2029 ....................     2,800,602.22       139,527.97     1,003,017.66    10,895,608.52
April 25, 2029 ....................     2,756,801.36       136,100.29       978,492.88    10,730,304.36
May 25, 2029 ......................     2,713,362.13       132,741.46       954,460.68    10,566,242.21
June 25, 2029 .....................     2,670,282.25       129,450.21       930,911.98    10,403,416.91
July 25, 2029 .....................     2,627,559.47       126,225.28       907,837.84    10,241,823.30

DISTRIBUTION DATE                     SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)   SCHEDULE 4 ($)
-----------------                     --------------   --------------   --------------   --------------
August 25, 2029 ...................     2,585,191.53       123,065.46       885,229.50    10,081,456.13
September 25, 2029 ................     2,543,176.20       119,969.53       863,078.34     9,922,310.14
October 25, 2029 ..................     2,501,511.22       116,936.31       841,375.89     9,764,380.01
November 25, 2029 .................     2,460,194.36       113,964.65       820,113.83     9,607,660.40
December 25, 2029 .................     2,419,223.41       111,053.39       799,284.00     9,452,145.91
January 25, 2030 ..................     2,378,596.11       108,201.43       778,878.37     9,297,831.12
February 25, 2030 .................     2,338,310.28       105,407.65       758,889.06     9,144,710.55
March 25, 2030 ....................     2,298,363.69       102,670.97       739,308.33     8,992,778.71
April 25, 2030 ....................     2,258,754.15        99,990.34       720,128.57     8,842,030.08
May 25, 2030 ......................     2,219,479.47        97,364.70       701,342.32     8,692,459.08
June 25, 2030 .....................     2,180,537.44        94,793.04       682,942.22     8,544,060.16
July 25, 2030 .....................     2,141,925.91        92,274.33       664,921.09     8,396,827.66
August 25, 2030 ...................     2,103,642.68        89,807.61       647,271.83     8,250,755.96
September 25, 2030 ................     2,065,685.60        87,391.89       629,987.49     8,105,839.40
October 25, 2030 ..................     2,028,052.51        85,026.21       613,061.25     7,962,072.27
November 25, 2030 .................     1,990,741.26        82,709.65       596,486.39     7,819,448.87
December 25, 2030 .................     1,953,749.72        80,441.27       580,256.32     7,677,963.48
January 25, 2031 ..................     1,917,075.74        78,220.18       564,364.58     7,537,610.33
February 25, 2031 .................     1,880,717.19        76,045.49       548,804.80     7,398,383.66
March 25, 2031 ....................     1,844,671.97        73,916.32       533,570.75     7,260,277.67
April 25, 2031 ....................     1,808,937.96        71,831.82       518,656.28     7,123,286.59
May 25, 2031 ......................     1,773,513.06        69,791.15       504,055.39     6,987,404.56
June 25, 2031 .....................     1,738,395.19        67,793.47       489,762.15     6,852,625.78
July 25, 2031 .....................     1,703,582.24        65,837.98       475,770.75     6,718,944.40
August 25, 2031 ...................     1,669,072.16        63,923.88       462,075.49     6,586,354.57
September 25, 2031 ................     1,634,862.86        62,050.39       448,670.76     6,454,850.43
October 25, 2031 ..................     1,600,952.30        60,216.73       435,551.07     6,324,426.09
November 25, 2031 .................     1,567,338.43        58,422.15       422,711.00     6,195,075.70
December 25, 2031 .................     1,534,019.18        56,665.92       410,145.25     6,066,793.35
January 25, 2032 ..................     1,500,992.56        54,947.29       397,848.60     5,939,573.16
February 25, 2032 .................     1,468,256.53        53,265.56       385,815.95     5,813,409.21
March 25, 2032 ....................     1,435,809.06        51,620.03       374,042.25     5,688,295.63
April 25, 2032 ....................     1,403,648.16        50,009.99       362,522.57     5,564,226.50
May 25, 2032 ......................     1,371,771.83        48,434.79       351,252.07     5,441,195.90
June 25, 2032 .....................     1,340,178.09        46,893.74       340,225.97     5,319,197.95
July 25, 2032 .....................     1,308,864.95        45,386.20       329,439.62     5,198,226.72
August 25, 2032 ...................     1,277,830.45        43,911.52       318,888.41     5,078,276.30
September 25, 2032 ................     1,247,072.62        42,469.08       308,567.83     4,959,340.79
October 25, 2032 ..................     1,216,589.53        41,058.25       298,473.46     4,841,414.29
November 25, 2032 .................     1,186,379.21        39,678.44       288,600.96     4,724,490.87
December 25, 2032 .................     1,156,439.75        38,329.03       278,946.04     4,608,564.66
January 25, 2033 ..................     1,126,769.22        37,009.45       269,504.53     4,493,629.74
February 25, 2033 .................     1,097,365.71        35,719.12       260,272.30     4,379,680.23
March 25, 2033 ....................     1,068,227.32        34,457.47       251,245.31     4,266,710.25
April 25, 2033 ....................     1,039,352.16        33,223.95       242,419.59     4,154,713.90
May 25, 2033 ......................     1,010,738.31        32,018.03       233,791.24     4,043,685.33
June 25, 2033 .....................       982,383.94        30,839.15       225,356.45     3,933,618.66
July 25, 2033 .....................       954,287.16        29,686.79       217,111.44     3,824,508.03
August 25, 2033 ...................       926,446.12        28,560.45       209,052.54     3,716,347.59
September 25, 2033 ................       898,858.97        27,459.61       201,176.12     3,609,131.51
October 25, 2033 ..................       871,523.88        26,383.78       193,478.62     3,502,853.95
November 25, 2033 .................       844,439.01        25,332.47       185,956.55     3,397,509.10
December 25, 2033 .................       817,602.55        24,305.20       178,606.49     3,293,091.13
January 25, 2034 ..................       791,012.70        23,301.50       171,425.07     3,189,594.26
February 25, 2034 .................       764,667.65        22,320.90       164,408.98     3,087,012.70
March 25, 2034 ....................       738,565.61        21,362.96       157,554.98     2,985,340.68
April 25, 2034 ....................       712,704.80        20,427.23       150,859.89     2,884,572.42
May 25, 2034 ......................       687,083.46        19,513.27       144,320.58     2,784,702.19
June 25, 2034 .....................       661,699.82        18,620.66       137,933.97     2,685,724.25
July 25, 2034 .....................       636,552.14        17,748.96       131,697.06     2,587,632.88
August 25, 2034 ...................       611,638.67        16,897.78       125,606.89     2,490,422.38
September 25, 2034 ................       586,957.67        16,066.70       119,660.55     2,394,087.05
October 25, 2034 ..................       562,507.44        15,255.32       113,855.19     2,298,621.22
November 25, 2034 .................       538,286.25        14,463.25       108,188.01     2,204,019.24
December 25, 2034 .................       514,292.41        13,690.11       102,656.27     2,110,275.45
January 25, 2035 ..................       490,524.21        12,935.53        97,257.26     2,017,384.24
February 25, 2035 .................       466,979.98        12,199.13        91,988.35     1,925,339.99
March 25, 2035 ....................       443,658.05        11,480.54        86,846.92     1,834,137.12

DISTRIBUTION DATE                     SCHEDULE 1 ($)   SCHEDULE 2 ($)   SCHEDULE 3 ($)   SCHEDULE 4 ($)
-----------------                     --------------   --------------   --------------   --------------
April 25, 2035 ....................       420,556.75        10,779.42        81,830.44     1,743,770.04
May 25, 2035 ......................       397,674.41        10,095.41        76,936.39     1,654,233.21
June 25, 2035 .....................       375,009.41         9,428.17        72,162.32     1,565,521.09
July 25, 2035 .....................       352,560.10         8,777.36        67,505.82     1,477,628.15
August 25, 2035 ...................       330,324.85         8,142.65        62,964.52     1,390,548.89
September 25, 2035 ................       308,302.07         7,523.71        58,536.09     1,304,277.84
October 25, 2035 ..................       286,490.11         6,920.24        54,218.25     1,218,809.54
November 25, 2035 .................       264,887.41         6,331.90        50,008.77     1,134,138.53
December 25, 2035 .................       243,492.35         5,758.41        45,905.45     1,050,259.40
January 25, 2036 ..................       222,303.38         5,199.45        41,906.12       967,166.76
February 25, 2036 .................       201,318.92         4,654.73        38,008.68       884,855.21
March 25, 2036 ....................       180,537.41         4,123.95        34,211.04       803,319.40
April 25, 2036 ....................       159,957.29         3,606.85        30,511.17       722,553.99
May 25, 2036 ......................       139,577.04         3,103.12        26,907.07       642,553.65
June 25, 2036 .....................       119,395.10         2,612.51        23,396.77       563,313.10
July 25, 2036 .....................        99,409.97         2,134.74        19,978.35       484,827.05
August 25, 2036 ...................        79,620.12         1,669.55        16,649.91       407,090.26
September 25, 2036 ................        60,024.06         1,216.67        13,409.60       330,097.49
October 25, 2036 ..................        40,620.30           775.85        10,255.59       253,843.54
November 25, 2036 .................        21,407.33           346.85         7,186.11       178,323.21
December 25, 2036 .................         2,313.12             0.00         4,199.40       103,531.34
January 25, 2037 ..................             0.00             0.00         1,293.74        29,462.78
February 25, 2037 and thereafter ..             0.00             0.00             0.00             0.00

                                                                         Annex A


                                THE MORTGAGE POOL

     The following information sets forth certain characteristics of the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.

                                MORTGAGE RATES(1)

                                                                                        WEIGHTED
                                                                            AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                                                           PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE      PERCENT OF    BALANCE     TERM TO     FICO       ORIGINAL
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS       OUTSTANDING        LOANS        ($)       (MONTHS)    SCORE     RATIO (%)
-----------------               ---------  -----------------  ----------  -----------  ---------  --------  -------------
5.500.........................        5    $    3,493,480.00      0.30%    698,696.00     360        753        75.66
5.625.........................        6         3,215,874.00      0.28     535,979.00     360        770        79.08
5.750.........................       17         9,203,200.13      0.80     541,364.71     360        750        67.74
5.875.........................       58        35,123,333.30      3.06     605,574.71     360        747        69.11
5.895.........................        1           619,200.00      0.05     619,200.00     360        690        89.74
5.990.........................        2         1,051,541.19      0.09     525,770.60     358        770        65.93
6.000.........................       96        60,951,913.40      5.31     634,915.76     360        749        73.04
6.005.........................        1           485,830.00      0.04     485,830.00     360        712        95.00
6.030.........................        1           423,000.00      0.04     423,000.00     360        695        90.00
6.080.........................        1           486,000.00      0.04     486,000.00     360        811        90.00
6.125.........................      234       149,919,394.70     13.07     640,681.17     360        751        72.52
6.145.........................        1           423,000.00      0.04     423,000.00     360        761        86.86
6.250.........................      477       303,141,395.25     26.43     635,516.55     360        749        71.60
6.305.........................        1           543,500.00      0.05     543,500.00     360        660        88.37
6.330.........................        1           537,095.00      0.05     537,095.00     360        728        90.00
6.375.........................      389       240,001,329.78     20.92     616,970.00     360        745        73.46
6.405.........................        5         2,701,000.00      0.24     540,200.00     360        689        89.97
6.500.........................      277       176,795,765.04     15.41     638,251.86     358        736        73.49
6.625.........................      105        61,864,137.65      5.39     589,182.26     360        735        72.81
6.750.........................       68        41,384,497.68      3.61     608,595.55     360        730        77.09
6.875.........................       51        31,441,294.62      2.74     616,495.97     360        733        77.11
6.895.........................        1           490,000.00      0.04     490,000.00     360        696        89.91
7.000.........................       12         7,430,594.50      0.65     619,216.21     360        721        75.40
7.125.........................        4         2,106,499.81      0.18     526,624.95     359        723        76.44
7.250.........................        4         3,040,569.53      0.27     760,142.38     359        723        74.71
7.375.........................        6         3,800,758.05      0.33     633,459.68     359        732        77.75
7.500.........................        7         4,140,640.00      0.36     591,520.00     360        718        74.20

                                                                                        WEIGHTED
                                                                            AVERAGE     AVERAGE   WEIGHTED     WEIGHTED
                                                                           PRINCIPAL   REMAINING   AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE      PERCENT OF    BALANCE     TERM TO     FICO       ORIGINAL
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MATURITY   CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS       OUTSTANDING        LOANS        ($)       (MONTHS)    SCORE     RATIO (%)
-----------------               ---------  -----------------  ----------  -----------  ---------  --------  -------------
7.625.........................        1           447,452.00      0.04     447,452.00     360        773        80.00
7.750.........................        2         1,121,000.00      0.10     560,500.00     360        737        79.22
8.000.........................        1           600,000.00      0.05     600,000.00     360        682        80.00
                                  -----    -----------------    ------
   Total......................    1,835    $1,146,983,295.63    100.00%
                                  =====    =================    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) was approximately 6.341% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.344% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                   WEIGHTED
                                                                             AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                                                            PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
RANGE OF                        NUMBER OF      AGGREGATE      PERCENT OF     BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE    OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS       OUTSTANDING        LOANS         ($)         (%)     (MONTHS)    SCORE     RATIO (%)
---------------------------     ---------  -----------------  ----------  ------------  --------  ---------  --------  -------------
  400,000.01 -   450,000.00...      186    $   81,111,490.24      7.07%     436,083.28    6.374      360        741        74.56
  450,000.01 -   500,000.00...      390       186,674,985.83     16.28      478,653.81    6.324      360        740        73.68
  500,000.01 -   550,000.00...      304       159,757,703.27     13.93      525,518.76    6.355      360        741        74.03
  550,000.01 -   600,000.00...      255       146,980,233.02     12.81      576,393.07    6.348      360        739        74.74
  600,000.01 -   650,000.00...      216       135,980,284.79     11.86      629,538.36    6.366      359        742        73.52
  650,000.01 -   700,000.00...      105        71,140,031.57      6.20      677,524.11    6.333      360        743        72.66
  700,000.01 -   750,000.00...       73        53,190,668.04      4.64      728,639.29    6.350      360        742        74.14
  750,000.01 - 1,000,000.00...      240       212,609,333.10     18.54      885,872.22    6.348      360        747        72.29
1,000,000.01 - 1,500,000.00...       42        52,182,751.46      4.55    1,242,446.46    6.268      360        754        67.17
1,500,000.01 - 2,000,000.00...       19        34,101,626.41      2.97    1,794,822.44    6.298      351        758        65.55
Above 2,000,000.01............        5        13,254,187.90      1.16    2,650,837.58    6.411      360        789        68.14
                                  -----    -----------------    ------
   Total......................    1,835    $1,146,983,295.63    100.00%
                                  =====    =================    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans was approximately $625,059.

                              FICO CREDIT SCORES(1)

                                                                                                    WEIGHTED               WEIGHTED
                                                                             AVERAGE                 AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER                        PERCENT     PRINCIPAL    WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                    OF          AGGREGATE          OF        BALANCE      AVERAGE    TERM TO      FICO     LOAN-TO-
RANGE OF                         MORTGAGE   PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
FICO CREDIT SCORES                 LOANS       OUTSTANDING        LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------               --------   -----------------   --------   -----------   --------   ---------   --------   ---------
660-679 ......................       125    $   70,796,264.43      6.17%    566,370.12     6.415       360        670        77.16
680-699 ......................       128        74,617,607.11      6.51     582,950.06     6.415       360        689        76.57
700-719 ......................       314       193,310,516.65     16.85     615,638.59     6.390       360        710        72.73
720 and Above ................     1,268       808,258,907.44     70.47     637,428.16     6.320       359        763        72.38
                                   -----    -----------------    ------
   Total .....................     1,835    $1,146,983,295.63    100.00%
                                   =====    =================    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 744.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED               WEIGHTED
                                                                             AVERAGE                 AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER                        PERCENT     PRINCIPAL    WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                    OF          AGGREGATE          OF        BALANCE      AVERAGE    TERM TO      FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE   PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING        LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------         --------   -----------------   --------   -----------   --------   ---------   --------   ---------
50.00 and Below ..............        81    $   59,378,898.92      5.18%    733,072.83     6.268        360        748       41.79
50.01 to 55.00 ...............        46        30,934,195.46      2.70     672,482.51     6.262        360        748       52.97
55.01 to 60.00 ...............        64        48,622,112.86      4.24     759,720.51     6.314        360        759       57.89
60.01 to 65.00 ...............       117        72,502,314.96      6.32     619,677.91     6.274        360        750       62.80
65.01 to 70.00 ...............       222       141,634,287.07     12.35     637,992.28     6.348        359        745       68.18
70.01 to 75.00 ...............       193       118,698,433.34     10.35     615,017.79     6.345        360        746       73.46
75.01 to 80.00 ...............     1,057       645,720,515.31     56.30     610,899.26     6.356        359        742       79.35
80.01 to 85.00 ...............        10         5,658,880.80      0.49     565,888.08     6.373        360        696       84.11
85.01 to 90.00 ...............        33        17,738,540.21      1.55     537,531.52     6.556        360        706       89.20
90.01 to 95.00 ...............        11         5,530,116.70      0.48     502,737.88     6.469        359        728       93.99
95.01 to 100.00 ..............         1           565,000.00      0.05     565,000.00     6.750        359        707       99.12
                                   -----    -----------------    ------
   Total .....................     1,835    $1,146,983,295.63    100.00%
                                   =====    =================    ======


----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 73.01%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  COMBINED ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                    WEIGHTED               WEIGHTED
                                                                             AVERAGE                 AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER                        PERCENT     PRINCIPAL    WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                    OF          AGGREGATE          OF        BALANCE      AVERAGE    TERM TO      FICO     LOAN-TO-
RANGE OF COMBINED ORIGINAL       MORTGAGE   PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING        LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
--------------------------       --------   -----------------   --------   -----------   --------   ---------   --------   ---------
50.00 and Below...............        70    $   51,135,618.94      4.46%    730,508.84     6.266        360        750       41.22
50.01 to 55.00................        40        27,503,195.46      2.40     687,579.89     6.247        360        748       52.28
55.01 to 60.00................        54        38,437,145.84      3.35     711,799.00     6.286        360        760       57.06
60.01 to 65.00................       104        63,311,371.41      5.52     608,763.19     6.286        360        747       62.48
65.01 to 70.00................       221       139,915,635.86     12.20     633,102.42     6.341        359        746       67.36
70.01 to 75.00................       179       111,615,704.82      9.73     623,551.42     6.328        360        746       71.95
75.01 to 80.00................       658       410,839,876.17     35.82     624,376.71     6.327        359        746       78.64
80.01 to 85.00................        77        44,668,836.16      3.89     580,114.76     6.353        360        731       79.30
85.01 to 90.00................       287       176,662,227.16     15.40     615,547.83     6.420        360        742       79.55
90.01 to 95.00................        73        41,794,729.94      3.64     572,530.55     6.453        360        718       81.15
95.01 to 100.00...............        72        41,098,953.87      3.58     570,818.80     6.420        360        725       80.09
                                   -----    -----------------    ------
   Total......................     1,835    $1,146,983,295.63    100.00%
                                   =====    =================    ======

----------
(1) As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the mortgage loans was approximately 76.39%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                    WEIGHTED               WEIGHTED
                                                                             AVERAGE                 AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER                        PERCENT     PRINCIPAL    WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                    OF          AGGREGATE          OF        BALANCE      AVERAGE    TERM TO      FICO     LOAN-TO-
                                 MORTGAGE   PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
GEOGRAPHIC AREA                    LOANS       OUTSTANDING        LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
---------------                  --------   -----------------   --------   -----------   --------   ---------   --------   ---------
Arizona ......................        50    $   31,254,621.02      2.72%    625,092.42     6.420       360         749       73.11
California ...................       758       472,577,867.74     41.20     623,453.65     6.320       360         745       72.20
Florida ......................        85        51,776,987.17      4.51     609,141.03     6.391       359         742       74.60
Illinois .....................        55        34,717,112.01      3.03     631,220.22     6.376       360         751       71.60
Maryland .....................        73        45,618,345.07      3.98     624,908.84     6.382       353         737       76.54
Massachusetts ................        42        25,155,606.74      2.19     598,943.02     6.365       360         742       73.85
New Jersey ...................        87        55,684,066.43      4.85     640,046.74     6.362       360         738       73.01
New York .....................        76        46,342,011.59      4.04     609,763.31     6.373       360         740       71.86
Texas ........................        57        37,932,120.15      3.31     665,475.79     6.295       360         742       73.13
Virginia .....................       100        59,312,854.65      5.17     593,128.55     6.343       360         743       74.85
Washington ...................        74        44,878,046.55      3.91     606,460.09     6.322       360         750       72.22
Other (less than 2%) .........       378       241,733,656.51     21.08     639,507.03     6.358       360         742       73.57
                                   -----    -----------------    ------
   Total .....................     1,835    $1,146,983,295.63    100.00%
                                   =====    =================    ======

----------
(1) The Other row in the preceding table includes 34 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.580% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                                                  WEIGHTED
                                                                            AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                                                           PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE      PERCENT OF    BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS       OUTSTANDING        LOANS        ($)         (%)     (MONTHS)    SCORE     RATIO (%)
------------                    ---------  -----------------  ----------  -----------  --------  ---------  --------  -------------
Refinance (cash-out) .........      607    $  355,645,985.32     31.01%    585,907.72    6.358      360        731        71.35
Purchase .....................      708       453,628,365.36     39.55     640,718.03    6.316      359        754        76.46
Refinance (rate/term) ........      520       337,708,944.95     29.44     649,440.28    6.368      360        743        70.11
                                  -----    -----------------    ------
   Total .....................    1,835    $1,146,983,295.63    100.00%
                                  =====    =================    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                  WEIGHTED
                                                                            AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                                                           PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE      PERCENT OF    BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS       OUTSTANDING        LOANS        ($)         (%)     (MONTHS)    SCORE     RATIO (%)
-------------                   ---------  -----------------  ----------  -----------  --------  ---------  --------  -------------
2-4 Family Residence .........       11    $    6,858,900.00      0.60%    623,536.36    6.235      360        761        69.46
Cooperative ..................        3         2,104,240.59      0.18     701,413.53    6.157      360        723        60.09
Low-rise Condominium .........      105        59,628,610.42      5.20     567,891.53    6.406      360        744        75.34
Planned Unit Development .....      515       325,721,351.84     28.40     632,468.64    6.332      360        746        74.49
Single Family Residence ......    1,201       752,670,192.78     65.62     626,702.91    6.346      359        742        72.25
                                  -----    -----------------    ------
   Total .....................    1,835    $1,146,983,295.63    100.00%
                                  =====    =================    ======

                               OCCUPANCY TYPES(1)

                                                                                                  WEIGHTED
                                                                            AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                                                           PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE      PERCENT OF    BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
                                 MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                     LOANS       OUTSTANDING        LOANS        ($)         (%)     (MONTHS)    SCORE     RATIO (%)
-------------                   ---------  -----------------  ----------  -----------  --------  ---------  --------  -------------
Primary Residence ............    1,732    $1,082,144,937.96     94.35%    624,795.00    6.340      359        743        73.16
Secondary Residence ..........      103        64,838,357.67      5.65     629,498.62    6.417      360        757        70.45
                                  -----    -----------------    ------
   Total .....................    1,835    $1,146,983,295.63    100.00%
                                  =====    =================    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)



                                                                             AVERAGE    WEIGHTED  WEIGHTED     WEIGHTED
                                                                            PRINCIPAL    AVERAGE   AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE      PERCENT OF     BALANCE    MORTGAGE    FICO       ORIGINAL
REMAINING TERM                   MORTGAGE  PRINCIPAL BALANCE   MORTGAGE    OUTSTANDING    RATE     CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)              LOANS       OUTSTANDING        LOANS         ($)         (%)      SCORE     RATIO (%)
--------------------            ---------  -----------------  ----------   -----------  --------  --------  -------------
360 ..........................    1,662    $1,033,316,911.60    90.09%      621,730.99    6.338      744        72.85
359 ..........................      133        87,302,594.04     7.61       656,410.48    6.382      744        73.84
358 ..........................       19        12,570,780.40     1.10       661,620.02    6.475      734        75.81
357 ..........................        8         5,405,887.36     0.47       675,735.92    6.385      732        79.19
356 ..........................        5         2,695,594.40     0.24       539,118.88    6.588      695        76.07
355 ..........................        1           577,039.85     0.05       577,039.85    6.000      683        80.00
353 ..........................        1           520,788.15     0.05       520,788.15    6.750      693        80.00
349 ..........................        1           582,718.05     0.05       582,718.05    6.875      684        70.93
300 ..........................        4         2,274,500.00     0.20       568,625.00    6.252      764        71.09
177 ..........................        1         1,736,481.78     0.15     1,736,481.78    6.500      795        80.00
                                  -----    -----------------   ------
   Total .....................    1,835    $1,146,983,295.63   100.00%
                                  =====    =================   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                  WEIGHTED
                                                                            AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                                                           PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE      PERCENT OF    BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
INTEREST-ONLY PERIOD             MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS       OUTSTANDING        LOANS        ($)         (%)     (MONTHS)    SCORE     RATIO (%)
--------------------            ---------  -----------------  ----------  -----------  --------  ---------  --------  -------------
0 ............................  1,181      $  732,248,748.03     63.84%    620,024.34    6.307      359        746        71.98
120 ..........................    654         414,734,547.60     36.16     634,150.68    6.409      360        740        74.82
                                -----      -----------------    ------
   Total .....................  1,835      $1,146,983,295.63    100.00%
                                =====      =================    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION



                                                                                                  WEIGHTED
                                                                            AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                                                           PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                                NUMBER OF      AGGREGATE      PERCENT OF    BALANCE    MORTGAGE   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE                MORTGAGE  PRINCIPAL BALANCE   MORTGAGE   OUTSTANDING    RATE     MATURITY   CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)                   LOANS       OUTSTANDING        LOANS        ($)         (%)     (MONTHS)    SCORE     RATIO (%)
--------------------            ---------  -----------------  ----------  -----------  --------  ---------  --------  -------------
0 ............................    1,817    $1,137,180,981.74     99.15%    625,856.35    6.344      359        744        72.98
12 ...........................        3         1,504,735.89      0.13     501,578.63    6.291      360        768        76.48
36 ...........................        1           636,000.00      0.06     636,000.00    6.375      360        687        80.00
60 ...........................       14         7,661,578.00      0.67     547,255.57    6.379      360        727        75.01
                                  -----    -----------------    ------
   Total .....................    1,835    $1,146,983,295.63    100.00%
                                  =====    =================    ======

                                                                         Annex B


        AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE
                               CERTIFICATES(1)(2)

         CLASSES OF
  DEPOSITABLE CERTIFICATES          RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
----------------------------   -----------------------------------------------------
  CLASSES OF      ORIGINAL      CLASSES OF    MAXIMUM ORIGINAL
 DEPOSITABLE     CERTIFICATE   EXCHANGEABLE      CERTIFICATE
 CERTIFICATES      BALANCE     CERTIFICATES        BALANCE        PASS-THROUGH RATE
-------------   ------------   ------------   ----------------   -------------------
Recombination 1
Class A-8       $ 36,960,000    Class A-10      $ 36,960,000                    6.00%
Class A-9(3)    $  3,080,000

Recombination 2
Class A-5       $  8,333,333     Class A-7      $  8,333,333     40.20% - (6 x LIBOR)
Class A-6(3)    $ 50,000,000

Recombination 3
Class A-19      $150,000,000    Class A-21      $150,000,000                    6.00%
Class A-20(3)   $  6,250,000

Recombination 4
Class A-27      $ 26,000,000    Class A-29      $ 26,000,000                    6.00%
Class A-28(3)   $  1,083,333

Recombination 5
Class A-30      $ 82,308,000    Class A-32      $ 82,308,000                    6.00%
Class A-31(3)   $  3,429,500

Recombination 6
Class A-30      $ 82,308,000    Class A-34      $118,599,000                    6.00%
Class A-31(3)   $  3,429,500
Class A-33      $ 36,291,000

Recombination 7
Class A-38      $ 40,000,000    Class A-16      $ 40,000,000                    6.00%
Class A-39(3)   $  1,666,666

Recombination 8
Class A-40      $ 68,210,571    Class A-37      $ 79,579,000                    6.00%
Class A-42(3)   $ 68,210,571
Class A-43      $ 11,368,428

Recombination 9
Class A-26      $  6,000,000     Class A-3      $ 32,000,000                    6.00%
Class A-27      $ 26,000,000
Class A-28(3)   $  1,083,333

Recombination 10
Class A-12      $ 20,000,000(4)  Class A-4      $200,000,000                    6.00%
Class A-18      $ 30,000,000
Class A-19      $150,000,000
Class A-20(3)   $  6,250,000

         CLASSES OF
  DEPOSITABLE CERTIFICATES          RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
----------------------------   -----------------------------------------------------
  CLASSES OF      ORIGINAL      CLASSES OF    MAXIMUM ORIGINAL
 DEPOSITABLE     CERTIFICATE   EXCHANGEABLE      CERTIFICATE
 CERTIFICATES      BALANCE     CERTIFICATES        BALANCE        PASS-THROUGH RATE
-------------   ------------   ------------   ----------------   -------------------
Recombination 11
Class A-8       $ 36,960,000    Class A-44      $123,200,000                    6.00%
Class A-9(3)    $  3,080,000
Class A-17      $ 46,240,000
Class A-38      $ 40,000,000
Class A-39(3)   $  1,666,666

Recombination 12
Class A-42(3)   $ 68,210,571    Class A-41      $ 11,368,428     39.60% - (6 x LIBOR)
Class A-43      $ 11,368,428

----------
(1) Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex B. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2) If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates-- Book-Entry Certificates; Denominations" in this free writing prospectus.

(3) This class of certificates is a class of interest-only notional amount certificates. The notional amount reflected in the table represents the maximum initial notional amount for this class of certificates.

(4) This amount represents 32.24766205% of the initial Class Certificate Balance of this Depositable Certificate.


                                       B-2